UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Motorola Solutions, Inc.
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Dear Fellow Motorola Solutions Shareholder:

At Motorola Solutions, we are driven by our conviction that everyone should not only feel safe but be safe, in their community, school and workplace. In 2023 we launched our new brand narrative, “Solving for safer,” highlighting our sharpened focus on safety and security and commitment to solving for safer communities, safer schools and safer businesses. Envision a schoolteacher during an emergency pressing a button on their phone to automatically notify law enforcement, activate a lockdown, send mass notifications and share live video feeds with first responders. The powerful collaboration of connecting those in need with those who can help is what “Solving for safer” is all about.

Our technology investments bridge our rich history of breakthrough innovations with our expectations for an even more successful future, and reinforce our belief that people and technology are stronger when they work together. For nearly a century, our company has advanced the technologies needed to help pave the way for a safer future, and today, as we continue to see threats around the world increasing in number, scale and complexity, our work is more critical than ever.

2023 was a defining year for Motorola Solutions as we entered into a new and exciting chapter of our growth, reaching new heights and achieving significant milestones. I’m incredibly proud of all that our team accomplished, including:

•	Continuing to prioritize the safety and welfare of our people and those we serve.

•

Investing $858 million in research and development, delivering next-generation technologies and expanding our offerings in high-value areas with our portfolio of intellectual property, which stands at approximately 6,560 granted patents with approximately 775 patents pending.

•

Advancing specialized artificial intelligence capabilities that heighten decision-making and help increase the focus, accuracy and speed of emergency response, while working alongside communities, policymakers and public safety organizations to help ensure the responsible use of these technologies.

•

Implementing enhanced data collection and reporting tools to further identify opportunities to reduce greenhouse gas emissions and establishing a “Green Team” to promote volunteerism and education to be a more sustainable organization.

•

Giving back to communities with employees volunteering nearly 100,000 hours in 2023, an increase of 30% from last year and a company record, in addition to the majority of the Motorola Solutions Foundation’s $10.3 million in strategic grants directly benefiting underserved and underrepresented communities, as well as first responders, students and teachers.

•	Growing a more diverse recruitment pipeline through partnerships with diverse organizations and offering initiatives that enable employees to reflect, recognize and reward inclusive behaviors.

•

Maintaining our disciplined and strategic approach to capital allocation, with a focus on investing for the long term and delivering superior value to shareholders, including $804 million in share repurchases and $589 million in dividends.

Underscoring the importance of global safety and security, we continue to see robust demand for our products and services, allowing us to not only meet, but exceed our expectations for success. We achieved record sales, operating cash flow and earnings per share in 2023, and our continued focus on public safety and enterprise security has led to a sizable increase in our total addressable market, which is currently $66 billion.

Our global workforce of approximately 21,000 strong is driven by their passion for being a positive force for change. United in our pursuit to help keep people, property and places safer, and grounded in our people-first culture and commitment to operate responsibly, we’re well-positioned to continue growing and delivering strong returns for our shareholders.

Gregory Q. Brown

Chairman and CEO

PRINCIPAL EXECUTIVE OFFICES: 500 West Monroe Street Chicago, Illinois 60661

March 28, 2024

NOTICE OF 2024 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: Tuesday, May 14, 2024

Time: 9:30 a.m. Central Time

Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2024

This year’s virtual annual meeting (the “Annual Meeting”) will be held entirely online via live audio webcast. The Annual Meeting will begin promptly at 9:30 a.m. Central Time. For more information regarding how to attend the Annual Meeting online, please see the section titled “User’s Guide” on page 87 of this Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only attend, vote, and submit questions during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/MSI2024 and entering the 16-digit control number included in their Notice of Internet Availability of Proxy Materials (the “Notice”), voting instruction form, or proxy card.

The purpose of the meeting is to:

1.	elect the eight director nominees named in this Proxy Statement for a one-year term;
2.	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024;
3.	hold a shareholder advisory vote to approve the Company’s executive compensation;
4.	approve an amendment to the Company’s Restated Certificate of Incorporation to provide for the exculpation of certain officers; and
5.	act upon such other matters as may properly come before the Annual Meeting.

Only Motorola Solutions shareholders of record at the close of business on March 15, 2024 (the “record date”) will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. The Notice, which contains instructions regarding how to access this Proxy Statement, the proxy card and the Company’s 2023 Annual Report, is first being mailed to shareholders on or about March 28, 2024. In addition, this Proxy Statement, the proxy card and the Company’s 2023 Annual Report will be available on or about March 28, 2024 at www.ProxyVote.com.

If you are a “street name” shareholder (meaning that your shares are registered in the name of your broker, bank or other nominee), you will receive instructions from such bank, broker or other nominee describing how to vote your shares.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
ONLINE BEFORE THE MEETING	BY MAIL
visit www.proxyvote.com	If you received a printed copy of the proxy card, mark, sign, date and return the proxy card using the postage-paid envelope provided.
BY TELEPHONE	ONLINE AT THE VIRTUAL ANNUAL MEETING
Use the toll-free telephone number listed on your proxy card.	Attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/MSI2024

THIS MEETING WILL TAKE PLACE ONLINE ONLY. THERE IS NO PHYSICAL LOCATION. In order to attend the meeting as a shareholder, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form.

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”) of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” “MSI” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/MSI2024 on Tuesday, May 14, 2024 at 9:30 a.m. Central Time, for the purposes set forth in the Notice of 2024 Virtual Annual Meeting of Shareholders. This Proxy Statement is dated March 28, 2024 and is being distributed to shareholders on or about March 28, 2024.

WHAT IS MOTOROLA SOLUTIONS?

Motorola Solutions is solving for safer. Every day our approximately 21,000 employees come to work solving for safer communities, safer schools, safer hospitals, safer businesses, safer everywhere. We are a global leader in public safety and enterprise security, grounded in nearly 100 years of close customer and community collaboration. Headquartered in Chicago, we design and advance technology for more than 100,000 public safety and enterprise customers in over 100 countries. We are driven by our commitment to help make everywhere safer for all.

PERFORMANCE AND ACCOMPLISHMENTS

TOTAL SHAREHOLDER RETURN (in percent)

PERFORMANCE HIGHLIGHTS SINCE 2011

956% TOTAL SHAREHOLDER RETURN*	52% REDUCTION IN SHARE COUNT	$20.1 BILLION IN CAPITAL RETURN

*

Based on the split adjusted closing price of MSI common stock on December 31, 2010 and the closing price of MSI common stock on December 31, 2023, illustrating the growth of an initial investment of $100 on December 31, 2010, including payment of dividends.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	1

2023 HIGHLIGHTS

•  Grew sales 10% to record $10 billion

•  Achieved record sales in both segments and all three technologies

•  Increased earnings per share by 25%

•  Increased quarterly dividend 11% to $0.98 per share

•  Generated $2 billion of operating cash flow

•  Capital allocation of cash included $804 million of share repurchases, $589 million of dividends and $170 million for an acquisition

•  Acquired IPVideo, creator of the HALO Smart Sensor

•  Announced $2 billion increase to the share repurchase program

•  Added approximately 275 new patents bringing our current patent portfolio to approximately 6,560 patents

•  Employees volunteered a record of nearly 100,000 hours during the year

•  Launched “GO ALL INclusive,” an initiative aimed at celebrating and promoting our inclusive corporate value

•  Named to TIME’s 2023 World’s Best Companies

•  Named to Forbes 2023 World’s Top Companies for Women

•  Named to Fortune’s 2023 World’s Most Admired Companies

•  Named to Fast Company’s Best Workplaces for Innovators

 2024 ANNUAL MEETING OF SHAREHOLDERS

•	Date and Time: Tuesday, May 14, 2024, 9:30 a.m. Central Time

•	Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2024

•	Record Date: March 15, 2024

• Voting:

Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Online meeting only: No physical location

Items to be Voted On	Our Board’s Recommendation

Election of Eight Director Nominees Named in this Proxy Statement for a One-Year Term (page 12)	FOR

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2024 (page 34)	FOR

Advisory Approval of the Company’s Executive Compensation (page 35)	FOR

Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Provide for the Exculpation of Certain Officers (page 80)	FOR

2	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR NOMINEE HIGHLIGHTS (page 12)					Board Committees (as of March 28, 2024)*

Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.

Gregory Q. Brown	2007		0	Chairman and CEO, Motorola Solutions, Inc.

Nicole Anasenes	2024		0	Former Chief Financial Officer and Senior Vice President, Finance, ANSYS, Inc.

Kenneth D. Denman	2017		1	General Partner, Sway Ventures

Dr. Ayanna M. Howard	2022		1	Dean of the College of Engineering at The Ohio State University

Clayton M. Jones	2015		1	Former Chairman, CEO and President, Rockwell Collins, Inc.

Judy C. Lewent	2011		0	Former EVP and CFO, Merck & Co., Inc.

Gregory K. Mondre	2015		1	Co-CEO and Managing Partner of Silver Lake

Joseph M. Tucci	2017		1	Chairman of Bridge Growth Partners

= Chair of Committee

*

Mr. Durban, who has been one of Silver Lake’s designees to our Board, has not been nominated for re-election at the Annual Meeting, and his term on the Board will expire at the conclusion of the Annual Meeting. As such, Mr. Durban is not included in the director tables in the “Proxy Statement Summary” section of this Proxy Statement. For further information, see the section of this Proxy Statement titled “Agreement with Silver Lake” on page 19. Tables in this section include Nicole Anasenes, who joined the Board on February 21, 2024.

DIRECTOR NOMINEE STATISTICS

Independence 88%	Average Tenure 7.5 Years	Gender and/or Racial Diversity 50%	Average Age 63 Years

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	3

4	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

DIVERSITY OF SKILLS AND EXPERIENCE OF DIRECTOR NOMINEES

Skills & Experience Summary	Gregory Q. Brown	Nicole Anasenes	Kenneth D. Denman	Dr. Ayanna M. Howard	Clayton M. Jones	Judy C. Lewent	Gregory K. Mondre	Joseph M. Tucci

Relevant industry experience	✓	✓	✓	✓	✓		✓	✓

Public company CEO, division CEO or CFO	✓	✓	✓		✓	✓		✓

Financial and accounting expertise	✓	✓	✓	✓	✓	✓	✓	✓

Technology experience	✓	✓	✓	✓	✓	✓	✓	✓

Cybersecurity and privacy experience	✓		✓	✓	✓

Software and services business experience	✓	✓	✓	✓			✓	✓

Global business experience	✓	✓	✓		✓	✓	✓	✓

Government, public policy or regulatory experience	✓			✓	✓	✓		✓

Private equity, investment banking or capital allocation experience	✓	✓	✓	✓	✓	✓	✓	✓

Public company board experience	✓	✓	✓	✓	✓	✓	✓	✓

Human capital management experience	✓	✓	✓	✓	✓	✓	✓	✓

Skills and Experience Detail:

Relevant industry experience – We value directors who possess an understanding of financial, operational and strategic issues facing public safety agencies and enterprises.

Public company CEO, division CEO or CFO – Directors who have served in relevant public company senior leadership positions bring unique experience and perspective to our business.

Financial and accounting expertise – Directors with a deep understanding of financial markets, accounting principles and methodologies and financial reporting processes are well-suited to oversee our financial position, results of operations and related financial reporting.

Technology experience – Directors with experience in innovation and technology, including engineering, artificial intelligence or video and physical security, are strategically equipped to help our business in “Solving for safer” to help protect people, property and places.

Cybersecurity and privacy experience – As a provider of mission-critical communications systems for customers in critical infrastructure sectors facing related cybersecurity and privacy risks, we seek directors with experience in cybersecurity and data privacy.

Software and services business experience – Our business has evolved in recent years to increase its focus on software and recurring services, and directors with experience in software and services are uniquely positioned to manage this progression.

Global business experience – Our business has customers in over 100 countries around the world, and directors with experience overseeing non-U.S. operations, global business cultures and multicultural customer preferences assist in managing our global operations and supply chain.

Government, public policy or regulatory experience – Directors with an understanding of these areas are uniquely qualified to provide guidance to our business, as the majority of our business is with governmental entities.

Private equity, investment banking or capital allocation experience – Our business involves complex financial transactions which directors with private equity, investment banking or capital allocation experience are particularly skilled to address.

Public company board experience – Directors who currently serve, or have served, on other public company boards, maintain a thorough understanding of corporate governance practices and policies and assist in maintaining relationships between the corporate board and senior management.

Human capital management experience – Directors with experience managing people and teams, including with respect to recruitment, retention, development and compensation, provide strategic value in overseeing our human capital management efforts, as we operate in a competitive talent market, particularly with respect to software and cloud computing infrastructure engineers, as well as employees in data science and artificial intelligence.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	5

GOVERNANCE HIGHLIGHTS (page 17)

•	Broad-reaching environmental, social and governance (“ESG”) program with Governance and Nominating Committee oversight of ESG matters as well as Audit Committee oversight of ESG-related risks

•	7 of our 8 director nominees are independent, including all committee members

•	All members of our Audit Committee qualify as “audit committee financial experts”

•	Lead Independent Director

•	Regular executive session meetings of independent directors

•	Annual election of directors

•	Annual director self-assessment process

•	No supermajority voting provisions in our organizational documents

•	No “poison pill”

•	Robust oversight of risk

•	Director Independence Guidelines

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning

•	Proactive shareholder engagement

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS (page 36)

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy. For 2023, performance-based compensation comprised approximately 94% of the targeted annual compensation for our CEO and, on average, approximately 85% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2023, long-term equity compensation comprised approximately 82% of the targeted annual compensation for our CEO and, on average, approximately 67% of the targeted annual compensation for the other NEOs.

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•

A recoupment “clawback” policy for compensation paid to certain officers, which we amended and restated in 2023 to comply with the new Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) requirements

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

•	“Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

6	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

MOTOROLA SOLUTIONS’ ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PROGRAM

Corporate responsibility is embedded in our strategy and operations. Our Vice President, Legal and ESG, works closely with the Executive Management ESG Governance Team (which is led by two members of our Executive Committee) to develop and implement our ESG-related strategies and programs across our global organization to shape our culture and corporate handprint. We aim for responsible and inclusive growth through our ESG program, which centers around the following six pillars:

We are proud of the various recognitions that we have received in the ESG space, such as those noted below.

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The following table describes our 2023 ESG highlights, organized across our six pillars:

E	Environment

•  We developed an internal product carbon footprint database to help us better identify areas for reduction in greenhouse gas emissions associated with the use of our products.

•  We defined product carbon footprint attributes across our product portfolio and added these attributes to our engineering product lifecycle management (PLM) system. Adding these into our design process helps to ensure that sustainability attributes are considered in our product development.

•  We deployed an “Emissions Management Tool” from the RBA to track our suppliers’ greenhouse gas emissions, emission reduction goals and environmental performance.

•  We provided a “green building survey” to certain of our facilities across the globe to help assess the sustainability of our sites.

•  We continued to transition our leased fleet of vehicles to electric or hybrid vehicles to help reduce carbon emissions. As of the end of 2023, thirty percent of our leased fleet of vehicles in the UK was comprised of electric vehicles.

•  We established the Motorola Solutions Green Team, an internal employee-driven resource group that promotes green volunteerism, environmental education and sustainability opportunities organization-wide.

S	Supply Chain

•  We further enhanced business continuity and resiliency in our supply chain by continuing to move supply and operations to locations that are closer in proximity to our customers. This movement of operations reduced lead times between manufacturing and distribution locations and resulted in reduced reliance on both ocean and air freight.

•  We introduced a single-box packaging solution that reduces air space and foam packaging, which we expect to yield a packaging material reduction of up to approximately 450 tons in 2024.

•  Our commitment to providing economic opportunities to small businesses remained steadfast. We conducted more than $400 million in business with small and diverse businesses in 2023.

•  More than sixty of our suppliers were required to take training to develop their knowledge of sustainability topics, including carbon footprint, recognizing and preventing forced labor, transparency and ethics, and waste management.

•  In observance of Anti-Slavery Day, we hosted an event in October 2023 that included panel discussions and presentations from expert speakers from the UK House of Lords, the US Bureau of International Labor Affairs at the US Department of Labor, and Anti-Slavery International.

8	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

S	Human Capital Management

Recruitment, Retention, and Development:

•  Our Emerging Leaders Acceleration Program (E-LAP) is a three-month professional development program designed to advance the careers of our emerging leaders. It combines self-assessment, coaching, and classroom learning that covers a range of leadership principles to give more insight on how to better lead themselves, lead others, and lead the business. In 2023, 72 employees participated in the program, compared to 24 participants in 2022.

•  Our human resources team led approximately 70 virtual training sessions with more than 2,000 manager-level employees across the globe focused on understanding our global organization and values, rewards and compensation, recruiting and hiring practices as well as performance management and employee development.

•  We continued to grow our recruiting pipeline through partnerships with several diverse organizations, including the National Society of Black Engineers (NSBE), the Society of Hispanic Professional Engineers (SHPE), the Society of Women Engineers (SWE) and Women in Cybersecurity (WiCyS). In addition, we entered into a new partnership with Out and Equal, a nonprofit organization focused on LGBTQ+ workplace equality, inclusion and belonging.

•  We celebrated and promoted our core value of “inclusive” by launching the “GO ALL INclusive” initiative which highlights ways in which all employees can reflect, recognize and reward inclusive behaviors. We shared resources and training materials on inclusive behaviors and mobilized our business councils and various diversity, equity and inclusion (“DEI”) volunteer groups to host cultural events.

•  In October 2023, nearly 375 employees across seven countries convened both in-person in Los Angeles and virtually to attend the Women in Engineering Conference 2023 (WE23), a conference focused on the professional development of women engineers. Motorola Solutions was one of the companies that sponsored the largest number of in-person attendees in 2023.

•  Our human resources team and Veterans Business Council continued to support the Department of Defense SkillBridge program, which is a six-month internship for active-duty service members to help them gain valuable civilian work experience and transition to civilian employment.

Health, Safety, and Employee Wellbeing:

•  In 2023, we took steps to consolidate our regional and local wellbeing initiatives into a global program. Those steps included the formation of a global wellbeing steering committee to implement program enhancements, development of a formal strategy, recruitment of executive sponsors to actively endorse the global program, review of current Company and industry offerings to determine practices to leverage globally, and the creation of a global wellness calendar to allow for a coordinated approach across the regions and functional areas.

•  In 2023, we designated Juneteenth and National Day for Truth and Reconciliation as paid Company holidays for all U.S. and Canadian employees, respectively. The new Company holidays will be observed beginning in 2024.

•  During Mental Health Awareness Month, we issued a paid mental health day for all employees globally, encouraging them to pause and re-energize.

•  The Office of DEI, human resources, our Business Councils and the Motorola Solutions Foundation partnered on a Movember campaign to raise awareness and funds for men’s health issues including mental health and suicide prevention, and prostate and testicular cancers.

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S	Community Engagement

Volunteerism:

•  Our employees logged nearly 100,000 volunteer hours in 2023, a 30% increase over 2022.

•  Approximately one in three employees logged at least one volunteer hour in 2023, compared to one in four employees in 2022.

•  The number of employee -created volunteer projects grew to more than 500 spanning across 38 countries.

Grants and Giving:

•  Through the Motorola Solutions Foundation (the “Foundation”), our charitable and philanthropic arm, we launched two new Foundation programs this year – the “Bright Minds, Bold Futures” scholarship and “Grant Partner Summit on First Responder Wellness”, both of which provide greater support to our nonprofit beneficiaries:

•  The “Bright Minds, Bold Futures” scholarship provides financial support, throughout their college educations, to deserving students from underserved and underrepresented Chicagoland communities who are pursuing degrees in technology and engineering. The Foundation awarded approximately $100,000 in renewable scholarships to thirty-seven students in 2023.

•  The Foundation hosted its first-ever “Grant Partner Summit on First Responder Wellness” at our headquarters in Chicago to help our grant partners enhance the capacity and effectiveness of their programs and make valuable connections. Representatives from 17 nonprofit organizations from across North America who support first responders’ mental health and wellness convened at the summit for an opportunity to learn from one another, share best practices and network across organizations to make an even greater impact for first responders and their families.

•  We received Benevity’s 2023 Community Impact Award in recognition of our best-in-class approach to community investment and creating impact with our nonprofit partners. The Community Impact Award is part of Benevity’s Goodies Awards, which celebrate inclusive and creative ways brands are making a difference in the world through their corporate purpose plans.

•  Through the Foundation, we continued to see increased funding in key areas of focus:

•  18% increase in funding to programs that promote diversity among first responders.

•  23% increase in funding to programs that support first responders’ mental health.

•  8% increase in funding to programs that support families of fallen first responders.

•  9% increase in funding for technology and engineering programs focused on female persons.

•  60% of our grants to technology and engineering education programs directly supported women.

•  In 2023, the Foundation awarded over $2.6 million in educational scholarships to children of fallen first responders, female persons and other underserved populations, an 18% increase year over year.

•  We created 150 employee-initiated giving opportunities which raised more than $300,000 for causes around the world.

10	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

S	Our Business

•  Our ISO 22301 business continuity management system certification continued to expand. In 2023, five additional sites achieved compliance to the standard, bringing our total number of certified sites to twelve. Further, an additional three sites achieved compliance to the ISO 22301 standard according to our own internal audit, and we anticipate seeking certification for such sites in the coming years.

•  Our Enterprise Information Security program launched various company-wide information security initiatives:

•  We launched an initiative requiring employees to use Company-trusted devices to access core applications within the Company.

•  We implemented a policy framework to guide our engagement with generative artificial intelligence (“AI”).

•  To bolster our authentication security we expanded the use of biometrics for employee authentication, reducing our reliance on passwords, and migrated employees to updated forms of multi-factor authentication in an effort to further protect our employees.

•  We updated our corporate cybersecurity policies and procedures to support customer contracts.

•  We revised our vendor risk assessment strategy to align with increased awareness of risks associated with the use of cloud environments and solutions in our offerings.

•  We placed our source code repositories behind trusted device enforcement.

G	Governance and Compliance

•  In February 2023, the Board appointed Mr. James A. Niewiara, Senior Vice President, General Counsel, and Ms. Karen E. Dunning, Senior Vice President, Human Resources, to the Company’s management Executive Committee.

•  We reinforced our commitment to conducting business ethically with a public statement published to our website that outlines the policies, processes, controls and oversight that are the foundation of our anti-corruption compliance program.

•  In collaboration with the Motorola Solutions Technology Advisory Committee, we continued to expand upon and mature our processes for how we control for and review sales opportunities of products involving certain products and technologies. These processes include, for example, requiring an internal multidisciplinary review of such sales opportunities against our sensitive technologies policy to help ensure that our products are used responsibly and in accordance with their intended use. We also expanded our focus to more directly address specific considerations addressing the rapid growth and use of AI.

We anticipate that our 2023 corporate responsibility report will be available on our corporate website during the summer of 2024. For more details on our employee demographics, including our most recent EEO-1 summary report, please consult the Diversity Equity and Inclusion page of our corporate website. The information accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	11

OUR BOARD

PROPOSAL NO. 1 — ELECTION OF EIGHT DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT FOR A ONE-YEAR TERM

Proposal Number 1 of this Proxy Statement enables you to vote on the members of your Board.* We open the Proxy Statement with this proposal because we believe there is no more important vote than that of electing the fiduciaries who oversee Motorola Solutions on your behalf.

To inform that vote, we provide you information here on, among other topics:

•	Who our Board is – including their qualifications

•	How our Board is selected and assessed

•	How our Board governs the Company

•	How our Board is organized

•	How you can communicate with our Board

•	How our Board is compensated

OUR BOARD – WHO WE ARE

Our Board has nominated and recommends eight individuals for election to our Board at the Annual Meeting. These individuals are as follows:

Gregory Q. Brown	Nicole Anasenes	Kenneth D. Denman	Ayanna M. Howard	Clayton M. Jones	Judy C. Lewent	Gregory K. Mondre	Joseph M. Tucci

Our Board believes that each nominee has the skills, experience and personal qualities our Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a diversity of perspectives, viewpoints, backgrounds and professional experiences that best serves our Board, the Company and our shareholders.

Each of the nominees named is currently a director of the Company. The ages shown are current as of the date of this Proxy Statement.

Each of the director nominees (other than Ms. Anasenes) was elected at the Annual Meeting of Shareholders held on May 16, 2023. As previously announced, on February 21, 2024, the Board increased the number of directors of the Company from eight to nine, and elected Ms. Anasenes to serve as a director, effective immediately. Egon P. Durban, who has been one of Silver Lake’s designees to our Board, has not been nominated for re-election at the Annual Meeting, and the Board thanks him for his years of service. For further information, see the section of this Proxy Statement titled “Agreement with Silver Lake” on page 19. The size of the Board will be reduced to eight members effective as of, and contingent upon, the election of the eight director nominees at the Annual Meeting. Judy C. Lewent has reached the age of 75 and Clayton M. Jones will have reached the age of 75 prior to the date of our Annual Meeting; however, given each of Ms. Lewent’s and Mr. Jones’s continued significant contributions to the Board (including Ms. Lewent in her role as Chair of the Audit Committee), and their meaningful knowledge of the Company, our Board has granted a one-year waiver of the retirement age for each of Ms. Lewent and Mr. Jones. In addition, given Mr. Tucci’s extensive industry knowledge and his position as Chair of the Compensation and Leadership Committee, our Board has granted an additional one-year waiver of the retirement age for Mr. Tucci.

Included in each nominee’s biography is a description of select key qualifications, experience and characteristics, including each nominee’s self-identified race, that led our Board to conclude that each nominee is qualified to serve as a member of our Board.

*

The number of directors of the Company to be elected at the Annual Meeting is eight. If elected by our shareholders at the Annual Meeting, each director nominee will serve a one-year term ending at the 2025 Annual Meeting of Shareholders. Each director will hold office until such director’s respective successor is elected and qualified or until such director’s earlier death or resignation. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board has the authority under our amended and restated bylaws (“Bylaws”) to increase or decrease the size of the Board and to fill vacancies between Annual Meetings of Shareholders.

12	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003, was appointed as Chief Executive Officer of Motorola, Inc. in January 2008, and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc.

Other Public Company Boards: In the last five years, Mr. Brown served on the board of Xerox Corporation from January 2017 to May 2019.

Board Committees: Executive (Chair)

Director Qualifications:

●  Public company CEO, relevant industry, technology, software and services business, cybersecurity and privacy, and human capital management experience as Chairman and CEO of the Company and former Chairman and CEO of Micromuse, Inc.

●  Financial and accounting expertise, global business, capital allocation, government, public policy, and regulatory experience as Chairman and CEO of the Company, former chair and board member of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, and former member of the President of the United States’ Management Advisory Board

●  Government, public policy, and regulatory experience as a member of The Business Council, Council on Foreign Relations, Co-chair of Prium, and former member of the Business Roundtable and of the President’s National Security Telecommunications Advisory Committee (NSTAC)

●  Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 63 Race: White Director since: 2007 Chairman since: 2011

NICOLE ANASENES

Ms. Anasenes served as Chief Financial Officer and Senior Vice President, Finance of ANSYS, Inc., a developer and provider of engineering simulation software and services, from March 2021 and December 2020, respectively, until February 2024. As ANSYS, Inc. previously disclosed, Ms. Anasenes will continue to remain an employee of ANSYS, Inc. until June 7, 2024. She was Chief Financial Officer and Chief Operating Officer of Squarespace, Inc., a company which sells subscription software to help customers establish and manage their online presence and stores, from 2016 to 2020, and also served as Chief Financial Officer of Infor, a cloud application software company from 2013 to 2015. Before joining Infor, Ms. Anasenes spent 11 years with IBM in various leadership positions in corporate finance, M&A and market development.

Other Public Company Boards: In the last five years, Ms. Anasenes served on the boards of ANSYS, Inc. from July 2018 until December 2020 and VMware, Inc. from April 2022 to November 2023.

Board Committees: Audit

Director Qualifications:

●  Public company CFO, as former Chief Financial Officer of ANSYS, Inc. and former Chief Financial Officer of Squarespace, Inc.

●  Relevant industry, technology, software and services business, and human capital management experience as former Chief Financial Officer of ANSYS, Inc., former Chief Financial Officer and Chief Operating Officer of Squarespace, Inc. and former Chief Financial Officer of Infor

●  Financial and accounting expertise, global business, private equity, investment banking or capital allocation experience as former Chief Financial Officer of ANSYS, Inc., former Chief Financial Officer and Chief Operating Officer of Squarespace, Inc. and former Chief Financial Officer of Infor

●  Public company board experience

In addition to the qualifications listed above, the Board also values Ms. Anasenes’s diverse perspective as a woman. Ms. Anasenes was recommended as a potential director nominee by Russell Reynolds, as part of our director nominating process that is managed by our Governance and Nominating Committee. Refer to “How Our Board is selected and Assessed-Director Nominating Process” on page 17 of this Proxy Statement for additional information.

Principal Occupation: Former Chief Financial Officer and Senior Vice President, Finance, ANSYS, Inc.
Age: 50 Race: White Director since: 2024 Independent

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	13

KENNETH D. DENMAN

Mr. Denman is a General Partner at Sway Ventures, a venture capital firm that invests in early to mid-stage technology companies. He was the CEO and President of Emotient, Inc., a company that uses artificial intelligence to analyze facial expressions to detect emotions, from 2012 to 2016. He also served as the Chief Executive Officer of Openwave Systems Inc. from 2008 to 2011 and as a director from 2004 to 2011. He served as the Chief Executive Officer and President and director of iPass, Inc. from 2001 to 2008 and as its Chairman from 2003 to 2008. Mr. Denman is also a member of the Board of Trustees of Seattle Children’s Hospital.

Other Public Company Boards: Costco Wholesale Corporation. In the last five years, Mr. Denman served on the boards of LendingClub Corporation from July 2017 to February 2021, Mitek Solutions, Inc. from December 2016 to December 2019, and VMware, Inc. from January 2021 to November 2023.

Board Committees: Compensation and Leadership, Governance and Nominating (Chair), Executive

Director Qualifications:

●  Relevant industry, technology, and human capital management experience, and financial and accounting expertise as former CEO and President of Emotient, Inc. and iPass, Inc. and former CEO of Openwave Systems Inc.

●  Software and services business, and cybersecurity and privacy experience as former CEO and President of Emotient, Inc. and iPass, Inc. and former CEO of Openwave Systems Inc.

●  Public company CEO, and global business experience as former CEO and President of iPass, Inc. and former CEO of Openwave Systems Inc.

●  Private equity, investment banking, and capital allocation experience as a General Partner of Sway Ventures

●  Public company board experience

Principal Occupation: General Partner, Sway Ventures
Age: 65 Race: Black Director since: 2017 Lead Independent Director since: 2019 Independent

AYANNA M. HOWARD

Dr. Howard is the dean of the College of Engineering at The Ohio State University, as well as a tenured professor in the college’s Department of Electrical and Computer Engineering with a joint appointment in Computer Science and Engineering, positions that she has held since 2021. Dr. Howard is also the founder and board president of Zyrobotics, Inc., a non-profit organization that provides AI-powered STEM tools for early childhood education. Dr. Howard held various positions at the Georgia Institute of Technology (“Georgia Tech”) from 2005 to 2021, including as the Chair of the School of Interactive Computing from 2018 to 2021, and as the Linda J. and Mark C. Smith Professor, School of Electrical & Computer Engineering from 2015 to 2021. Prior to her time at Georgia Tech, Dr. Howard worked at NASA’s Jet Propulsion Laboratory in various roles from 1993 to 2005.

Other Public Company Boards: Autodesk, Inc.

Board Committees: Audit

Director Qualifications:

●  Financial and accounting expertise and private equity, investment banking, and capital allocation experience as the founder of Zyrobotics, Inc., and from her receipt of her M.B.A. from the Drucker Graduate School of Management

●  Government, public policy and regulatory experience as the dean of the College of Engineering at The Ohio State University and former roles at NASA’s Jet Propulsion Laboratory

●  Relevant industry, technology, cybersecurity and privacy, software and services business, and human capital management experience as the founder of Zyrobotics, Inc., dean of the College of Engineering at The Ohio State University and former roles at NASA’s Jet Propulsion Laboratory

●  Public company board experience

Principal Occupation: Dean of the College of Engineering, The Ohio State University
Age: 52 Race: Black Director since: 2022 Independent

14	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins from 2002 through July 2014, and as Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International, which he joined in 1979. Mr. Jones is also a U.S. Air Force veteran.

Other Public Company Boards: Deere & Company.

Board Committees: Audit

Director Qualifications:

●  Public company CEO, financial and accounting expertise, and global business experience as former CEO of Rockwell Collins

●  Relevant industry, technology, cybersecurity and privacy, private equity, investment banking and capital allocation, and human capital management experience as former CEO of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International

●  Government, public policy and regulatory experience as a former member of The Business Council, the Business Roundtable and the President’s National Security Telecommunications Advisory Committee

●  Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 74 Race: White Director since: 2015 Independent

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007. Prior roles at Merck include Executive Vice President from 2001 to 2007 and President, Human Health Asia from 2003 to 2005.

Other Public Company Boards: In the last 5 years, Ms. Lewent served on the boards of GlaxoSmithKline plc from April 2011 to May 2021, and Thermo Fisher Scientific, Inc. from May 2008 to May 2021. Ms. Lewent also served on the board of Motorola, Inc. from May 1995 to May 2010.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●  Public company CFO, financial and accounting expertise, capital allocation, global business, and human capital management experience as the former CFO of Merck

●  Technology experience as a life member of the Massachusetts Institute of Technology

●  Government, public policy, and regulatory experience as former CFO at Merck and former board member of GlaxoSmithKline and Thermo Fisher

●  Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 75 Race: White Director since: 2011 Independent

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	15

GREGORY K. MONDRE

Mr. Mondre is Co-CEO and Managing Partner of Silver Lake, a global technology investment firm, and is based in New York. Mr. Mondre joined Silver Lake in 1999 and was previously Managing Partner and Managing Director from January 2013 to December 2019. Prior to his time at Silver Lake, Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: GoodRx Holdings, Inc. In the last five years, Mr. Mondre served on the boards of Expedia Group from May 2020 to October 2021 and GoDaddy, Inc. from May 2014 to February 2020.

Board Committees: Governance and Nominating

Director Qualifications:

●  Relevant industry, technology, global business, and software and services business experience as Co-CEO and Managing Partner of Silver Lake

●  Financial and accounting expertise and private equity, investment banking, and capital allocation, and human capital management experience as Co-CEO and Managing Partner of Silver Lake and as former principal at TPG

●  Public company board experience

Principal Occupation: Co-CEO and Managing Partner, Silver Lake
Age: 49 Race: White Director since: 2015 Independent

JOSEPH M. TUCCI

Mr. Tucci is the Chairman of Bridge Growth Partners. He is a founder, served as director from September 2016 to July 2022, and as the Co-Chairman and Co-Chief Executive Officer from September 2016 to February 2019, of GTY Technology Holdings, Inc., a software-as-a-service company that offers a cloud-based suite of solutions for the public sector in North America. Mr. Tucci was the Chairman and Chief Executive Officer of EMC Corporation, a provider of enterprise storage systems, software, and networks. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company.

Other Public Company Boards: Paychex, Inc. In the last five years, Mr. Tucci also served on the board of GTY Technology Holdings, Inc. from September 2016 to July 2022.

Board Committees: Compensation and Leadership (Chair), Governance and Nominating, Executive

Director Qualifications:

●  Public company CEO, technology, global business, software and services business, and human capital management experience, and financial and accounting expertise as former Chairman, CEO and President of EMC Corporation

●  Relevant industry, and private equity experience as former Co-CEO and Co-Chairman of GTY Technology Holdings, Inc. and founding member and current Chairman of Bridge Growth Partners

●  Government, public policy, and regulatory experience as a former member of the Business Roundtable and Chair of its Task Force on Education and the Workforce and as a former member of the Technology CEO Council

●  Public company board experience

Principal Occupation: Chairman of Bridge Growth Partners
Age: 76 Race: White Director since: 2017 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH EIGHT NOMINEES AS DIRECTORS.

16	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD’S QUALIFICATIONS

We believe our Board should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to our Board. All of our non-employee directors serve on Board committees, further supporting our Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to our Board. Our Board has a deep working knowledge of matters common to large companies and is comprised of individuals with a mix of attributes, skills and qualifications which include, with respect to our eight director nominees:

•	Independence: Seven of eight director nominees

•	Gender and/or racial diversity: Four of eight director nominees

•	Relevant industry experience: Seven of eight director nominees

•	Public company CEO, division CEO or CFO: Six of eight director nominees

•	Financial and accounting expertise: All director nominees

•	Technology experience: All director nominees

•	Cybersecurity and privacy experience: Four of eight director nominees

•	Software and services business experience: Six of eight director nominees

•	Global business experience: Seven of eight director nominees

•	Government, public policy or regulatory experience: Five of eight director nominees

•	Private equity, investment banking or capital allocation experience: All director nominees

•	Public company board experience: All director nominees

•	Human capital management experience: All director nominees

Specific experience, qualifications, attributes and skills of our nominees are listed in the biographies above.

HOW OUR BOARD IS SELECTED AND ASSESSED

Director Nominating Process

The Governance and Nominating Committee recommends candidates to our Board it believes are qualified and suitable to become members of our Board. The Governance and Nominating Committee also considers the performance of incumbent directors in determining whether to recommend them for re-election. The Governance and Nominating Committee considers recommendations from many sources, including members of our Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. In 2023, we continued our retention of Russell Reynolds to assist with this process. Russell Reynolds compiles a list of candidates (which may include candidates recommended by other search firms), evaluates each candidate and makes recommendations to the Governance and Nominating Committee (e.g., Ms. Anasenes). They screen candidates based on our Board’s criteria, perform reference checks, prepare a biography of each candidate for the Governance and Nominating Committee’s review and help arrange interviews if necessary. The Governance and Nominating Committee and the Chairman of the Board will conduct interviews with candidates who meet our Board’s criteria. The Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to our Board. As described further in the section of this Proxy Statement titled “Agreement with Silver Lake” on page 19, the provisions of the Investment Agreement (as defined herein) entered into with affiliates of Silver Lake relating to Silver Lake’s Board nomination rights and voting obligations are no longer in effect and, as such, Silver Lake no longer has any Board nomination rights.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions shareholders as described below. A description of certain considerations our Governance and Nominating Committee reviews in evaluating director nominees is described in “Skills, Experience, and Commitment to Diversity” on page 18 of this Proxy Statement. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration. A shareholder who wishes to directly nominate an individual as a director candidate, rather than recommending the individual to the Governance and Nominating Committee as a nominee, must comply with the advance notice requirements for shareholder nominations set forth in Article III, Section 13 of our Bylaws (including the requirement to provide reasonable evidence that such shareholder has complied with the requirements of Rule 14a-19 of the Securities Exchange Act, as amended (the “Exchange Act”)) or the proxy access process set forth in Article III, Section 17 of our Bylaws. See the section titled “Important Dates for the 2025 Annual Meeting” on page 91 of this Proxy Statement for further information on these procedures.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	17

Governance and Nominating Committee Director Commitment Level Assessment

Our Board recognizes that a robust evaluation and assessment process is an essential component of strong corporate governance practices and promoting Board effectiveness. The Governance and Nominating Committee oversees an annual assessment of our director nominees’ director commitment levels with respect to service on other public company boards. Our director commitment policy in our Board Governance Guidelines provides that the Chairman of the Board and the Lead Independent Director may serve on no more than four public boards (including our own, unless the Chairman of the Board is a “named executive officer,” in which case such limit shall be three public boards), and all other director nominees may serve on no more than five public boards (including our own), in each case with consideration given to public company leadership roles (the “Director Commitment Policy”).

With respect to the Governance and Nominating Committee’s annual review of director commitment levels, the Governance and Nominating Committee affirms that all director nominees are compliant with the Director Commitment Policy as of the date of this Proxy Statement.

Skills, Experience, and Commitment to Diversity

Our Board seeks members with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity. Our Board believes that maintaining a diverse membership enhances our Board’s discussions and enables the Board to better represent all of the Company’s constituents. As stated in our Board Governance Guidelines, when selecting directors, our Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; integrity; leadership qualities; diversity; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence. They also consider ethical standards. Our Board Governance Guidelines maintain that diversity is one of the many factors considered by our Board and the Governance and Nominating Committee when selecting director nominees. Our Board and the Governance and Nominating Committee recognize the importance of a Board representing diverse knowledge and experiences and strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

Board Assessment and Director Peer Review and Process

Our Board recognizes that a robust evaluation and assessment process is an essential component of strong corporate governance practices and promoting Board effectiveness. The Governance and Nominating Committee oversees an annual assessment process of our director nominees. Our Board Governance Guidelines provide that, at a minimum, the annual assessment of director nominees will address the overall effectiveness, achievement of mission, discharge of responsibilities, structure, meetings, processes, relationships with management and Board and committee development. Such assessment process also includes the following steps:

1

The Governance and Nominating Committee reviews the format of the Board assessment and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate.

2

Each director completes an annual self-assessment of the Board and the committees on which such director serves. These self-assessments are designed to help assess the skills, qualifications, and experience represented on the Board and its committees, and to determine whether the Board and its committees are functioning effectively.

3	The results of this annual self-assessment are discussed by the full Board and each committee, as applicable, and changes to the Board’s and its committees’ practices are implemented as appropriate.

4

The Lead Independent Director also conducts a confidential director peer review process. As part of this process, the Lead Independent Director speaks with each other director individually to obtain insights regarding the contributions of other directors (and the Chairman of the Board may speak with each other director regarding the contributions of the Lead Independent Director), and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, committee and individual director effectiveness.

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With respect to Mr. Brown, the Compensation and Leadership Committee also conducts an annual review of his performance as CEO, as described in our Board Governance Guidelines and the charter of the Compensation and Leadership Committee.

Board Refreshment

Our Board believes that a degree of Board refreshment is important to ensure that Board composition is aligned with the changing needs of the Company and the Board, and that fresh viewpoints and perspectives are regularly considered. Our Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides significant value, and therefore a significant degree of continuity year-over-year should be expected. Our current director nominee tenure and board refreshment statistics (which take into account Mr. Durban, as he has not been nominated for re-election at the Annual Meeting) are as follows:

DIRECTOR NOMINEE TENURE DIVERSITY	BOARD REFRESHMENT
	+5 Directors added	-6 Directors retired
over the last 8 years

Our Board does not have absolute limits on the length of time that a director may serve, but considers the tenure of directors as one of several factors in re-nomination decisions. As set forth in our Board Governance Guidelines, the Board requires that a director must offer to resign if a significant change in personal circumstances, including job responsibilities, occurs, and has established a retirement age of 75 for non-executive directors, requiring such directors to tender their resignation from the Board at the annual meeting of shareholders following their 75th birthday. Directors who are members of management will retire from the Board upon retirement from the Company. The CEO may remain on the Board after retirement from the Company with the approval of the Board. There are no additional exemptions or conditions to this retirement policy other than what is set forth in our Board Governance Guidelines. Judy C. Lewent has reached the age of 75 and Clayton M. Jones will have reached the age of 75 prior to the date of our Annual Meeting; however, given each of Ms. Lewent’s and Mr. Jones’s continued significant contributions to the Board (including Ms. Lewent in her role as Chair of the Audit Committee), and their meaningful knowledge of the Company, our Board has granted a one-year waiver of the retirement age for each of Ms. Lewent and Mr. Jones. In addition, given Mr. Tucci’s extensive industry knowledge and position as chair of the Compensation and Leadership Committee, our Board has granted an additional one-year waiver of the retirement age for Mr. Tucci.

While our Board believes that refreshment is an important consideration in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent. Therefore, our Board does not make determinations with regard to its membership based solely on age or tenure.

Agreement with Silver Lake

On September 5, 2019, in connection with the Company’s continuing relationship with Silver Lake and the Company’s repurchase and settlement of the outstanding principal amount of 2.00% senior convertible notes due 2020 issued to Silver Lake, the Company entered into an investment agreement with affiliates of Silver Lake (the “Investment Agreement”), relating to the issuance to Silver Lake (references to Silver Lake in this section “Agreement with Silver Lake” refer to such affiliates of Silver Lake mentioned above) of $1 billion in aggregate principal amount of 1.75% senior convertible notes due September 2024 (the “2024 Notes”). On February 14, 2024, the Company agreed with Silver Lake to purchase the 2024 Notes. The 2024 Notes have now been canceled. Accordingly, the provisions of the Investment Agreement relating to Silver Lake’s Board nomination rights and voting obligations are no longer in effect. Although the Board nomination rights are no longer in effect, the Board has determined to nominate Gregory K. Mondre for re-election at the Annual Meeting.

For further information regarding the Investment Agreement (including a copy of such Investment Agreement) and the Company’s transactions with Silver Lake, please refer to the Company’s Current Reports on Form 8-K filed with the SEC on September 5, 2019 and February 15, 2024, as well as Note 5, “Debt and Credit Facilities” of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

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HOW OUR BOARD GOVERNS THE COMPANY

We believe that the governance tone of a company is set at the top. Our Board has:

•	Responsibility for overseeing management and providing strategic guidance

•	A belief in the steady refreshment of our Board to bring new and diverse perspectives

•	A belief in the importance of staying well informed

•	A willingness to manage risks, seize opportunities and embrace leadership

Board Governance Practices and Principles

We adhere to a number of good board governance practices and principles:

•	Governance and Nominating Committee oversight of ESG matters as well as Audit Committee oversight of ESG-related risks

•	7 of our 8 director nominees are independent, including all committee members

•	A Lead Independent Director

•	All members of our Audit Committee qualify as “audit committee financial experts”

•	Regular executive session meetings of independent directors

•	Annual director self-assessment process

•	Robust oversight of risk

•	Board Governance Guidelines

•	Director Independence Guidelines

Corporate Governance Practices and Principles

We maintain a strong foundation of corporate governance practices and principles:

•	Proxy access provision in our Bylaws

•	Annual election of directors

•	No super majority voting provisions in our organizational documents

•	No “poison pill”

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning (for additional information, see “Human Capital Management and Succession Planning” on page 21 of this Proxy Statement)

•	Proactive shareholder engagement (for additional information, see “Shareholder Engagement” on page 23 of this Proxy Statement)

Compensation Governance Practices and Principles

We maintain a robust compensation governance framework:

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy. For 2023, performance-based compensation comprised approximately 94% of the targeted annual compensation for our CEO and, on average, approximately 85% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2023, long-term equity compensation comprised approximately 82% of the targeted annual compensation for our CEO and, on average, approximately 67% of the targeted annual compensation for the other NEOs.

20	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” policy for compensation paid to certain officers, which we amended and restated in 2023 to comply with the new SEC and NYSE requirements

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

•	“Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

Governance of Risks and Corporate Controls

We maintain comprehensive governance of risks and corporate controls:

•	Code of Business Conduct

•	Supplier Code of Conduct and regular supplier audits

•	Annual training programs for employees addressing information security, intellectual property protection and data protection and privacy

•	Anti-Human Trafficking Compliance Plan

•	Robust oversight of risk (for additional information, see “Risk Oversight” on page 21 of this Proxy Statement)

We encourage you to visit www.motorolasolutions.com/investors/corporate-governance.html to obtain more information and view our governance documents, including our Code of Business Conduct and our Board Governance Guidelines, which are publicly available on such website. The information contained on or accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement. Any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct will be posted on our website within four business days following the date of the amendment or waiver. There were no waivers in 2023.

Human Capital Management and Succession Planning

Our Board believes that human capital management and succession planning are critical to the Company’s success. Our Board’s involvement in leadership development and succession planning is ongoing throughout the year, and our Board provides input on important decisions in each of these areas. Our Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation and Leadership Committee oversees the development of the process and will periodically report to our Board on succession planning, as described in our Board Governance Guidelines. The entire Board will work with the Compensation and Leadership Committee, or a special committee designated by our Board, to nominate and evaluate potential successors to the CEO. In 2023, our Board reviewed short and long-term succession plans for the CEO and other members of management who are part of our Executive Committee. When assessing possible CEO candidates, our Board identified skills and behavioral characteristics it considers a requirement for the Company’s CEO. Our Board evaluates these succession plans with the overall business strategy in mind. When possible, potential leaders are introduced to our Board through presentations or separate events. The Compensation and Leadership Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting, attrition and development programs.

Risk Oversight

Our approach to enterprise risk management is designed to effectively identify, assess, prioritize, mitigate, and monitor the Company’s principal risks. Management is responsible for the Company’s day-to-day risk management activities. Our Board’s role is to exercise informed risk oversight, which is done both directly and indirectly through its committees. Our Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks. Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to our Board on significant risks facing the Company, including financial, ESG, cybersecurity and data privacy, operational, strategic, reputational, M&A/integration and regulatory and compliance risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks.

While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports and presentations. The oversight of specific risks by Board committees enables the entire

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	21

Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Our audit services department has a very important role in the risk management program, providing management and the Audit Committee with an overarching and objective view of the risk management activities of the Company. Audit services identifies and conducts engagements utilizing inputs from our annual enterprise risk management assessment, which considers the probability, impact and velocity of potential risks. The engagements span financial, operational, strategic and compliance risks, with a view to assessing risks over a two-year time horizon. The engagement results assist management in maintaining acceptable risk levels. The Vice President of Audit Services reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the Audit Committee and its chairperson, including in executive session.

In addition, we have a Vice President of Ethics & Compliance who reports directly to the General Counsel and who meets regularly with the Audit Committee and its chairperson, including in executive session.

Additional detail regarding the manners in which our Board and its committees undertake their risk oversight responsibilities include the following:

Board

•  Receives updates on our business operations, financial results, and long-range plan at its regularly-scheduled meetings

•  Monitors overall culture and risk management environment

•  Receives periodic (at least annual) updates from management regarding top-identified enterprise risks

•  Receives annual report on political contributions made by the Company and MSIPAC, a voluntary employee-funded political action committee

h	h	h

Audit Committee	Compensation and Leadership Committee	Governance and Nominating Committee

•  Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans

•  Monitors and oversees ESG-related risks, including risks related to cybersecurity threats, as further described below under “Board Oversight of ESG-Related Risks” and “Board Oversight of Risks Related to Cybersecurity Threats”

•  Monitors independence of our external auditor

•  Reviews our annual audited financial statements and quarterly financial statements with management and our external auditor

•  Reviews risks related to regulatory and compliance matters

•  Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by employees

•  Reviews risks related to talent acquisition, retention and development, as well as management succession

•  Reviews internal DEI initiatives

•  Conducts an annual review of our corporate governance policies and practices

•  Receives updates on emerging corporate governance issues and trends

•  Oversees annual self-assessment process for the Board and each of its committees, which includes soliciting directors’ views on our strategy and enterprise risks

•  Monitors and reviews our ESG strategy, initiatives and policies

•  Reviews quarterly expenditures for Company and MSIPAC political contributions, lobbying, and industry association memberships

•  Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and SEC filings

•  Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls

•  Receives annual enterprise risk management report

•  Receives quarterly report on litigation
and compliance trends and an annual update on regulatory developments

22	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

Board Oversight of ESG-Related Risks

Our Board views oversight and effective management of ESG-related risks, particularly environmental and social issues and their related risks, as important to our ability to execute our strategy and achieve long-term sustainable growth. Our Board receives periodic updates on ESG topics. In addition to oversight by the full Board, our Board has delegated primary responsibility for more frequent and in-depth oversight of our ESG strategy, initiatives and policies to the Governance and Nominating Committee. The Governance and Nominating Committee receives at least semi-annual updates on topics such as DEI, environmental stewardship, human capital management and community engagement. The Governance and Nominating Committee receives such updates from our Vice President, Legal and ESG, who is also a member of our Executive Management ESG Governance Team. We formed our Executive Management ESG Governance Team in 2020 to drive decision-making on ESG strategies and initiatives, and the team is headed by two members of our Executive Committee. In addition, the Audit Committee reviews ESG-related risks as part of our enterprise risk management program, reviews our corporate responsibility report each year (along with the full Board) and receives at least semi-annual updates on ESG-related risks.

Board Oversight of Risks Related to Cybersecurity Threats

Another area which our Board views as important to our ability to execute strategy and achieve long-term sustainable growth is oversight and effective management of risks related to cybersecurity threats. Our Board has delegated to the Audit Committee the responsibility to oversee risks related to cybersecurity threats. Specifically, subject to oversight by the full Board, the Vice President of Cybersecurity & Information Technology Infrastructure provides the Audit Committee with periodic cybersecurity and information security reports. In addition, a subset or the full group of certain individuals, such as our Chief Information Officer, Corporate Vice President of Cybersecurity, Vice President of Cybersecurity & Information Technology Infrastructure, and Lead Counsel and Senior Director of Data Privacy, present at least once per year to the Audit Committee regarding cybersecurity and data privacy risk topics. For further information regarding our oversight of risks related to cybersecurity threats, please refer to Part I, Item 1C. of our Annual Report on Form 10-K for the year ended December 31, 2023.

Shareholder Engagement

We recognize the value of listening to and considering the perspectives of our shareholders. Developing relationships with our shareholders is an integral part of that process and we routinely engage with, and collect feedback from, our shareholders on a variety of topics, through both our investor relations team and shareholder outreach. Our senior management team maintains regular contact with a broad base of investors, including through quarterly earnings calls and other channels of communication, to understand their concerns. In addition, we have a robust shareholder outreach program, which is a recurring effort led by a cross-functional team that includes members of our investor relations, legal, executive rewards, ESG, environmental, health and safety and ethics teams, with participation from our information technology team. In 2023, we held discussions with a diverse cross-section of our shareholders. Specifically, during the spring of 2023, we contacted our top 25 shareholders (owning approximately 57% of our outstanding stock) to collect feedback, and in the fall and winter of 2023, we offered to engage again with such top 25 shareholders (owning approximately 55% of our outstanding stock). These discussions covered various ESG, compensation, corporate governance, operational and financial performance matters. Recent examples of enhancements to our practices based on feedback from our shareholders include updating our director skills matrix in this Proxy Statement; updating our director commitment policy in our Board Governance Guidelines; creating a DEI website that includes, among other items, diversity data for our employees; and adopting a proxy access provision in our Bylaws.

We are continuing our program of active shareholder engagement during fiscal year 2024, including participation at industry and investment community conferences, analyst meetings, and select one-on-one meetings with shareholders.

In addition to direct engagement, we have instituted a number of complementary mechanisms that allow shareholders to effectively communicate with the Board and management, including the policy regarding direct correspondence with individual directors and the Board as a whole described in the section entitled “How You Can Communicate with our Board” on page 27 of this Proxy Statement, a commitment to thoughtfully consider shareholder proposals submitted to the Company, an annual advisory vote to approve executive compensation, and attendance at our annual shareholder meetings. Our investor relations website (at www.motorolasolutions.com/investors.html) features substantive information and materials for the reference of our shareholders, including earnings and conference presentations, corporate governance documents, public filings, access to our ESG webpage and news releases. The information contained in or accessed through our corporate website, as described in this “Shareholder Engagement” section, is not incorporated by reference into and is not a part of this Proxy Statement.

OUR BOARD’S LEADERSHIP STRUCTURE

At the annual meeting of our Board held in May 2011, our Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. Our Board regularly reviews its leadership structure and effectiveness, and reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the annual meetings of the Board held in 2012 through 2023. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions’ business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	23

to the Board’s attention. Additionally, the feedback of our directors over the years confirms that this structure of a combined Chairman and CEO and Lead Independent Director has provided for a highly conducive atmosphere for directors to exercise their responsibilities and fiduciary duties, and to enjoy adequate opportunities to thoroughly deliberate matters before the Board and to make informed and independent decisions.

The Lead Independent Director presides at all meetings of our Board at which the Chairman is not present, including the executive sessions of the Board; advises on Board meeting agendas, materials and schedules and assesses the quality, quantity and timeliness of the information provided to the Board by management to assist the Board in performing its oversight duties, including risk oversight; acts as a liaison between our independent directors and the Chairman and management by, among other things, regularly consulting with the independent directors who serve as committee chairs and making recommendations to the Company when requested by the Chairman of the Board; leads the CEO succession planning process; assists the Chairman in performing Board responsibilities as requested; if requested by major shareholders, ensures that he or she is available for consultation and direct communication as needed; and leads the confidential director peer review process and the annual assessment of our CEO, as described above on page 18 of this Proxy Statement under “Board Assessment and Director Peer Review and Process.” If elected at the Annual Meeting, Mr. Denman will continue to serve as our Lead Independent Director. Mr. Denman’s extensive leadership skills as a former chairman of the board, as well as a former CEO at several companies, in addition to his experience in his past and current service as a director of public companies, ensure that he is able to exercise effective independent leadership over our Board.

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, our Board has delegated certain authority to several committees. Our Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at www.motorolasolutions.com/investors/corporate-governance.html. Committee membership as of December 31, 2023 (except as otherwise noted), the number of meetings of each committee during 2023, and the key responsibilities of each committee and independence information are described below:

AUDIT COMMITTEE

Key Responsibilities

•   Assist the Board in fulfilling its oversight responsibilities as they relate to the integrity of the Company’s financial statements and accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

2023 Meetings: 10
Judy C. Lewent (Chair) Nicole Anasenes* Dr. Ayanna M. Howard Clayton M. Jones * Audit Committee member as of February 21, 2024

•   Engage the independent registered public accounting firm.

•   Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•   Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm.

•   Oversee compliance with the Company’s policies for conducting business, including ethical business standards as specified in the Company’s Code of Business Conduct.

•   Review the Company’s overall financial position, asset utilization and capital structure.

•   Review the need for equity and/or debt financing and specific outside financing proposals.

•   Monitor the performance and investments of employee retirement and related funds.

•   Review the Company’s dividend payment plans and practices.

•   Prepare the report of the Audit Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Audit Committee’s areas of responsibilities, including ESG-related, cybersecurity and data privacy, financial and regulatory and compliance risk.

•   Review the Company’s quarterly and annual SEC filings and quarterly earnings releases.

Independence, Financial Expertise, and Financial Literacy

Our Board has determined that each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the NYSE, our Director Independence Guidelines and the additional Audit Committee independence requirements under the rules of the SEC. Our Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by SEC rules. All members of the Audit Committee are familiar with finance and accounting practices and principles and are financially literate.

24	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION AND LEADERSHIP COMMITTEE

Key Responsibilities

•   Assist the Board in overseeing the management of the Company’s human resources, including:

•   compensation and benefits programs;

•   CEO performance and compensation;

•   executive development and succession;

•   DEI efforts; and

•   evaluation of the Company’s senior management.

•   Evaluate the overall performance and approve the compensation of officers subject to Section 16 of the Exchange Act and of officers who are members of the senior leadership team.

2023 Meetings: 6
Joseph M. Tucci (Chair) Kenneth D. Denman Egon P. Durban*
* Mr. Durban has not been nominated for re-election at the Annual Meeting

•   Determine and approve CEO compensation with the concurrence of the independent directors of the Board.

•   Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•   Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Compensation and Leadership Committee’s areas of responsibilities, including compensation risk.

The Compensation and Leadership Committee may, in its reasonable discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation and Leadership Committee and, solely with respect to compensation of non-executive officer employees, to management, as appropriate.

The Compensation and Leadership Committee is supported in its work by our independent compensation consultant, Compensation Advisory Partners LLC (“CAP”). CAP provides the Compensation and Leadership Committee with information regarding market compensation and practices, assists the Compensation and Leadership Committee in the review and evaluation of such compensation and practices, carries out competitive reviews as directed by the Compensation and Leadership Committee, and advises the Compensation and Leadership Committee on executive compensation decisions and the Governance and Nominating Committee on non-employee director compensation decisions.

Independence

Our Board has determined that each member of the Compensation and Leadership Committee qualifies as an independent director under the corporate governance standards of the NYSE (including the additional Compensation and Leadership Committee requirements) and our Director Independence Guidelines. Our Board has also determined that each member of the Compensation and Leadership Committee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

GOVERNANCE AND NOMINATING COMMITTEE

Key Responsibilities

•   Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•   Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•   Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board.

•   Oversee the evaluation of the Board and its committees.

•   Review the independence of directors and evaluate related party transactions.

•   Oversee the governance of the Board and compensation of non-employee members of the Board.

2023 Meetings: 5
Kenneth D. Denman (Chair) Gregory K. Mondre Joseph M. Tucci

•   Review the Company’s ESG strategy, initiatives and policies.

•   Review significant risk exposure as it relates to the Governance and Nominating Committee’s areas of responsibilities.

Independence

Our Board has determined that each member of the Governance and Nominating Committee qualifies as an independent director under the corporate governance standards of the NYSE and our Director Independence Guidelines.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	25

EXECUTIVE COMMITTEE

Key Responsibilities

•   Act for the Board between meetings on matters already approved in principle by the Board.

•   Exercise the authority of the Board on specific matters assigned by the Board from time to time.

2023 Meetings: 0
Gregory Q. Brown (Chair) Kenneth D. Denman (Lead Independent Director) Judy C. Lewent Joseph M. Tucci

Attendance at Board Meetings

Our Board held six meetings during 2023. During 2023, all but one director attended 100% of the combined total meetings of the Board and the committees on which such director served for the period for which such director served. The remaining director attended 75% of such meetings. At the Board meetings, independent directors of the Company meet regularly in executive session led by Mr. Denman, the Lead Independent Director, and without management as required by the Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2023, the non-employee independent members of the Board met in executive session five times. In addition, Board members are expected to attend the annual meeting of shareholders as provided in the Board Governance Guidelines. All of the directors who stood for election at the 2023 Annual Meeting of Shareholders attended that meeting.

INDEPENDENCE

On March 14, 2024, our Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the current non-employee directors, Ms. Anasenes, Mr. Denman, Mr. Durban, Dr. Howard, Mr. Jones, Ms. Lewent, Mr. Mondre and Mr. Tucci, were independent during the periods in 2023 and 2024 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is an executive officer of the Company. See “Motorola Solutions’ Relationship with Entities Associated with Independent Directors” below for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a lookback period of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation from the Company in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

A complete copy of the Director Independence Guidelines is available on the Company’s website at www.motorolasolutions.com/investors/corporate-governance.html.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, Ms. Lewent had a relationship with an entity that was reviewed by our Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Ms. Anasenes, Mr. Denman, Mr. Durban, Dr. Howard, Ms. Lewent and Mr. Mondre had relationships with entities that were reviewed by our Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by our Board, or did not constitute a disqualifying event under such standards and were determined by our Board to be immaterial.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written policy for the review of certain related person transactions, including those that are required to be disclosed in this Proxy Statement (the “RPT Policy”). For purposes of the RPT Policy, a “related person transaction” includes, subject to certain exceptions, a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) the amount involved exceeds or will exceed $120,000, and (iii) any Related Person (as defined below) has or will have a direct or indirect material interest. The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors, the Code of Business Conduct for employees and our other internal procedures.

For purposes of the RPT Policy, a Related Person is defined to include directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate families. The Governance and Nominating Committee reviews all RPT Policy matters.

26	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

The RPT Policy provides that, prior to engaging in any possible related person transaction, any such transaction is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the possible related person transaction. If the Secretary determines that such transaction is a defined “related person transaction,” then the Governance and Nominating Committee will conduct a reasonable prior review of such related person transaction. There may be circumstances where ratification of a related person transaction by the Governance and Nominating Committee is warranted if such a prior review is unreasonable.

The Governance and Nominating Committee will determine whether to approve, reject or, if necessary, ratify the related person transaction, and will prohibit such transaction if it determines it to be inconsistent with the interests of the Company and its shareholders. In making its determination, the Governance and Nominating Committee may consider: (i) whether the related person transaction is in the ordinary course of the Company’s business; (ii) whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (iii) the aggregate amount of the related person transactions; (iv) the types of goods and services provided; (v) the relationship of the Related Person to the Company; (vi) the extent of the Related Person’s interest in the related person transaction; (vii) whether the related person transaction involves a conflict of interest; and (viii) any other information regarding the related person transaction or Related Person that would be material to investors in light of the circumstances of the transaction.

Motorola Solutions had no related person transactions requiring approval or ratification under the RPT Policy since January 1, 2023.

HOW YOU CAN COMMUNICATE WITH OUR BOARD

All interested parties, including our shareholders, who wish to communicate with the Board of Directors as a whole, any individual director (including the Chairman or the Lead Independent Director), or the non-management directors as a group, may send written correspondence addressed to the attention of Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that the Secretary otherwise determines requires the Board’s or any Board committee’s attention.

HOW WE DETERMINE DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. This recommendation is based, in part, on input received from CAP, our independent compensation consultant. CAP conducts compensation benchmarking regarding compensation of non-employee directors of the Company’s peer group, which results the Governance and Nominating Committee considers. Our Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

HOW OUR DIRECTORS ARE COMPENSATED

Non-employee director compensation on an annual basis was as follows for 2023:

Cash Compensation	Annual Compensation (paid quarterly)

Annual Cash Retainer	$100,000

Lead Independent Director Fee	$40,000

Audit Committee Chairperson Fee	$25,000

Compensation and Leadership Committee Chairperson Fee	$20,000

Governance and Nominating Committee Chairperson Fee	$15,000

Audit Committee Member Fee	$10,000
Equity Compensation	Annual Compensation (paid annually)

Annual Equity Grant	$220,000

During 2023, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	27

(iii) outright shares of Common Stock. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances.

On May 16, 2023, each non-employee director received his or her annual equity award in the form of a DSU award of 756 shares of Common Stock. The number of DSUs awarded was determined by dividing $220,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board after the annual grant of DSUs, the award will be prorated based on the number of full months to be served until the next annual meeting of shareholders ($18,333.33 per month) divided by the closing price of the Common Stock on the day of election to the Board.

In November 2023, our Board approved increases to certain components of our non-employee directors’ compensation, as follows: an increase to the annual cash retainer for each non-employee director to $110,000 (from $100,000); an increase to the Lead Independent Director fee to $55,000 (from $40,000); and an increase to the annual equity grant for each non-employee director to $245,000 (from ($220,000). This increase to the annual equity grant will apply to our directors’ compensation beginning with the May 2024 annual equity grant, and the increases to the cash compensation will apply to our directors’ compensation beginning May 2024 (on a prorated basis for the second quarter of 2024). In approving these increases, the Board considered competitive pay practices across our peer group and, as a supplemental reference, pay practices more broadly within our industry (both with input from CAP). The median compensation of our peer group is considered as an initial guideline for determining non-employee director compensation. The Board also considered the continued expansion of Lead Independent Director and non-employee director responsibilities, expectations for technical and functional expertise and increasing developments in corporate governance.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2023, received no additional compensation for serving on the Board.

The following table further summarizes compensation paid to the non-employee directors during 2023. Ms. Anasenes joined the Board after the end of fiscal 2023 and therefore is not included in the table.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($)(4) (g)	Total ($) (h)

Kenneth D. Denman	155,000	220,283	157	375,440
Egon P. Durban(5)	0	320,778	157	320,935
Dr. Ayanna M. Howard	110,000	220,283	157	330,440

Clayton M. Jones	110,000	220,283	157	330,440

Judy C. Lewent	125,000	220,283	157	345,440

Gregory K. Mondre	0	320,778	157	320,935

Joseph M. Tucci	120,000	220,283	157	340,440

(1)

During 2023, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash.

28	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

(2)

The non-employee directors received an annual grant of DSUs on May 16, 2023. With respect to the annual grant of equity, Messrs. Denman, Durban, Jones, Mondre and Tucci and Dr. Howard elected to receive DSUs that settle at termination of service, and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs received, including quarterly fees elected to be received in equity, and the fair value on each date of grant are as follows:

	April 1	May 16	July 1	September 30	December 31
Directors	Deferred Stock Units	Annual Grant of Deferred Stock Units	Deferred Stock Units	Deferred Stock Units	Deferred Stock Units

Kenneth D. Denman	–	756	–	–	–
Fair Value		$220,283

Egon P. Durban	88	756	86	92	80
Fair Value	$25,179	$220,283	$25,222	$25,046	$25,047

Dr. Ayanna M. Howard	–	756	–	–	–
Fair Value		$220,283

Clayton M. Jones	–	756	–	–	–
Fair Value		$220,283

Judy C. Lewent	–	756	–	–	–
Fair Value		$220,283

Gregory K. Mondre	88	756	86	92	80
Fair Value	$25,179	$220,283	$25,222	$25,046	$25,047

Joseph M. Tucci	–	756	–	–	–
Fair Value		$220,283

(3)	The aggregate number of Motorola Solutions DSU awards outstanding at December 31, 2023 includes accrued dividend equivalents or shares, and is shown below:

Directors	Deferred Stock Units
Kenneth D. Denman	5.744
Egon P. Durban	21,046
Dr. Ayanna M. Howard	1,958
Clayton M. Jones	15,116
Judy C. Lewent	5,325
Gregory K. Mondre	21,384
Joseph M. Tucci	10,177

(4)

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2023 were approximately $1,099.

(5)	Mr. Durban has not been nominated for re-election at the Annual Meeting.

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. Directors who do not meet their stock ownership requirement within five years must hold 100% of shares acquired by them upon the vesting of their DSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, vested DSUs and unvested DSUs. As of December 31, 2023, all non-employee directors met their stock ownership requirement or are within their five-year achievement period.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	29

OUR COMPANY

WHO WE ARE

Organization of our Business

As a global leader in public safety and enterprise security, we are driven by our commitment to help make everywhere safer for all. We are building an ecosystem of safety and security technologies that helps protect people, property and places, which include Land Mobile Radio Communications, Video Security and Access Control and Command Center. Across all three technologies, we offer cloud-based and hybrid solutions, cybersecurity services, software and subscriptions services as well as managed and support services.

Our strategy is to generate value through our technologies that help meet the changing needs of our customers. While each technology individually strives to make users safer and more productive, we believe we can enable better outcomes for our customers when we unite these technologies to work together. Our goal is to help remove silos and barriers between people and technologies, so that data unifies, information flows, operations run and collaboration improves to help strengthen safety and security everywhere.

We are connecting public safety agencies and enterprises to enable the collaboration that is critical for a proactive approach to safety and security. In addition to our support of police, fire and other emergency responders, we have a growing base of enterprise customers, such as schools, hospitals and stadiums. We support the intersection of public, private and people, connecting those in need with those who can help.

One example of this collaboration is highlighted by a school setting. When a teacher presses a panic button on a phone, this can automatically notify local law enforcement of an emergency, trigger a lockdown to secure all entries, share live video feeds with first responders and send mass notifications to key stakeholders inside and outside the school, helping schools to detect, respond and resolve safety and security threats.

Our Corporate Values & Human Capital Management

At Motorola Solutions, we have a “people first” philosophy and are guided by our corporate values every day—inclusive, innovative, passionate, driven, accountable and partners. These corporate values are the fundamental beliefs that define us, guiding how we do business and the decisions we make. We are committed to a supportive, equitable and inclusive environment where employees feel engaged, connected to our business and invested in the collective success of our customers and communities.

As our driving force, our approximately 21,000 employees are drawn from all segments of our global society to make a difference for our customers. We invest in their development and training at all levels, enabling them to network, develop and grow their skills to influence the future of public safety and enterprise security.

We are driving operational changes to continuously support and promote mutual objectives of both our employees and the company, enhancing our culture and impacting business results – from our hiring practices to how we interact with our customers and suppliers.

We believe our senior leadership team, whose biographies are presented below, has the experience necessary to effectively execute our strategy, maintain our corporate values and advance our technology leadership. Our Chief Executive Officer and senior management leaders have extensive industry experience and are supported by a talented management team, committed to running our business ethically, responsibly and as a good corporate citizen to the communities in which we live and serve.

30	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

OUR LEADERSHIP TEAM

Our Chief Executive Officer’s team, the management Executive Committee, is comprised of the following seven individuals as of March 28, 2024:

KAREN DUNNING

Ms. Dunning is Senior Vice President, Human Resources for Motorola Solutions. She leads the Company’s human resources, DEI, labor and employment teams, as well as the Motorola Solutions Foundation.

Previous Experience

Senior Vice President, Human Resources, Labor & Employment, Operations and Real Estate. Ms. Dunning joined Motorola Solutions in 1985 and has held several leadership positions in strategy, business operations and engineering throughout her career with the Company.

She serves as the executive sponsor for the LGBTQ business council at Motorola Solutions.

Education

Ms. Dunning earned a bachelor’s degree in finance and a master’s degree in business administration from Florida Atlantic University.

Senior Vice President, Human Resources
Joined Motorola Solutions: 1985 Age: 68

JOHN “JACK” MOLLOY

Mr. Molloy is Executive Vice President and Chief Operating Officer for Motorola Solutions. He leads the Company’s worldwide sales and services organization and product development of land mobile radio. Mr. Molloy serves on the advisory board for Sales Benchmark Index.

Previous Experience

Executive Vice President, Products and Sales, overseeing worldwide sales and product development for land mobile radio and video security and access control; Executive Vice President, Worldwide Sales & Services, overseeing global sales, systems integration and managed and support services.

Education

Mr. Molloy earned a bachelor’s degree in marketing from Northern Illinois University and a master’s degree in business administration from Loyola University.

Executive Vice President and Chief Operating Officer
Joined Motorola Solutions: 1994 Age: 52

RAJAN NAIK

Dr. Naik is Senior Vice President, Strategy and Ventures, for Motorola Solutions. He is responsible for the corporate strategy organization, mergers and acquisitions and venture capital portfolio and competitive and market intelligence. Dr. Naik serves on the boards of directors for CSG Systems International and Evolv Technology.

Previous Experience

Senior Vice President and Chief Strategy Officer, Advanced Micro Devices; Partner, Technology/Media/Telecom, McKinsey & Company.

Education

Dr. Naik earned a bachelor’s degree in engineering from Cornell University and a doctorate in engineering from the Massachusetts Institute of Technology.

Senior Vice President, Strategy and Ventures
Joined Motorola Solutions: 2015 Age: 52

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JAMES NIEWIARA

Mr. Niewiara is Senior Vice President, General Counsel of Motorola Solutions. He leads the Company’s legal, government affairs, and ethics and compliance teams.

Previous Experience

Senior Vice President, Commercial Law, Litigation, Antitrust & Intellectual Property. Mr. Niewiara joined Motorola Solutions in 2008 and has held several law leadership roles at the Company. Most recently, he was responsible for overseeing the Company’s commercial legal teams as well as litigation and intellectual property. Prior to joining the Company, he spent 15 years as a commercial litigator in Chicago.

Education

Mr. Niewiara earned a bachelor’s degree in political science and economics from the University of Illinois at Urbana-Champaign and a law degree from Harvard Law School.

Senior Vice President, General Counsel
Joined Motorola Solutions: 2008 Age: 55

MAHESH SAPTHARISHI

Dr. Saptharishi is Executive Vice President and Chief Technology Officer for Motorola Solutions. He is responsible for the Company’s public safety software and video security and access control solutions. He also leads the chief technology office.

Previous Experience

Senior Vice President, Software Enterprise and Mobile Video, and Chief Technology Officer; Chief Technology Officer & Senior Vice President, Software Enterprise; Senior Vice President, Chief Technology Officer; Chief Technology Officer, Senior Vice President of Avigilon. Prior to Avigilon, Dr. Saptharishi founded VideoIQ, a video analytics company that was acquired by Avigilon, as well as Broad Reach Security, which was later acquired by GE.

Education

Dr. Saptharishi earned a bachelor of science and a master of science degree in electrical and computer engineering, and a doctoral degree in artificial intelligence, from Carnegie Mellon University.

Executive Vice President and Chief Technology Officer
Joined Motorola Solutions: 2019 Age: 46

JASON WINKLER

Mr. Winkler is Executive Vice President and Chief Financial Officer for Motorola Solutions. He is responsible for the Company’s financial strategy and leads all financial functions as well as supply chain and information technology. Mr. Winkler serves as President of the Motorola Solutions Foundation and is a member of the executive board of the Chicago Police Memorial Foundation.

Previous Experience

Senior Vice President, Finance; Corporate Vice President, Finance, Global Sales & Services; and Vice President and Director, North America, each for Motorola Solutions. Since joining the Company in 2001, Mr. Winkler has held a number of financial leadership positions supporting investor relations, global channel management, mergers and acquisitions and product operations.

Education

Mr. Winkler earned a bachelor’s degree in business administration from Valparaiso University and a master’s degree in business administration from the University of Chicago’s Booth School of Business.

Executive Vice President and Chief Financial Officer
Joined Motorola Solutions: 2001 Age: 50

32	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

CYNTHIA YAZDI

Ms. Yazdi is Senior Vice President, Communications & Brand for Motorola Solutions. She is responsible for supporting the Chairman and CEO of Motorola Solutions and for global communications and brand for the Company.

Previous Experience

Senior Vice President, Chief of Staff, Marketing and Communications and Motorola Solutions Foundation. Ms. Yazdi has held a variety of leadership positions in strategy and operations roles during her 20+ year career with the Company. Prior to her role as Chief of Staff, she led product and business operations for the Asia Pacific and Middle East regions.

Education

Ms. Yazdi earned a bachelor’s degree in civil engineering from Concordia University.

Senior Vice President, Communications & Brand
Joined Motorola Solutions: 2000 Age: 59

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	33

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PwC has acted in this capacity since its appointment for 2019, following a competitive proposal process that took place in 2018. We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PwC to our shareholders for ratification as a matter of good corporate governance.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Services provided to the Company and its subsidiaries by PwC in fiscal years 2023 and 2022 are described under the section of the Proxy Statement on page 84 titled “Independent Registered Public Accounting Firm Fees.”

RECOMMENDATION OF THE BOARD AND THE AUDIT COMMITTEE

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

34	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

OUR PAY

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement. Our Board has adopted a policy providing for annual “say on pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee reviews and considers the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, our Board encourages you to read the CD&A section of this Proxy Statement below for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the CD&A:

•	We actively engage our shareholders on their views and consider this input when designing our executive compensation programs.

•

Our programs are designed to pay-for-performance, and therefore a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their annual long-term incentives are performance-based.

•

Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including a “clawback” policy (which we amended and restated in 2023 to comply with the new SEC and NYSE requirements), anti-hedging, stock ownership guidelines and no excise tax gross-ups.

For the reasons discussed above, our Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and other related disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

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COMPENSATION DISCUSSION AND ANALYSIS

36	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

SAY ON PAY VOTE RESULTS AND SHAREHOLDER ENGAGEMENT

HISTORICAL SAY ON PAY RESULTS AND BOARD RESPONSIVENESS

The Compensation and Leadership Committee (the “Committee”) strives to ensure our executive compensation program aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy. Each year we take steps to understand and respond to our shareholders’ concerns, regardless of the say on pay (“SOP”) outcome. Our shareholders continue to show strong support for our executive compensation program with approximately 94% support in 2023, demonstrating their concurrence that our program reflects our strong pay-for-performance philosophy.

The Committee, with input from Compensation Advisory Partners, LLC (“CAP”), its independent compensation consultant, considered the 2023 SOP vote result and current market practices as it evaluated our executive compensation program. During the past year, as further described in “2023 Shareholder Engagement” below, we actively contacted many of our largest shareholders to advise them of recent compensation, corporate governance, environmental, social and governance (“ESG”) and other actions and to listen to any concerns they may have. We always welcome shareholder comments and suggestions and continue to consider the outcome of the SOP vote in our program design.

2023 SHAREHOLDER ENGAGEMENT

Consistent with prior years, our shareholder engagement process in 2023 was comprehensive and continuous. Our efforts in 2023 included monitoring trends, seeking input on pay practices and corporate governance, and engaging investors and shareholder groups on pay topics as well as our ESG and operational and financial performance matters. We continued to conduct targeted outreach efforts twice a year with our largest shareholders.

Every year, our shareholders’ perspective is a critical input considered by the Committee for reviewing our pay programs and determining executive compensation. Our outreach efforts in 2023 included:

•	Spring: contacted our top 25 shareholders from early 2023 (approximately 57% ownership) to collect feedback

•	Fall/Winter: offered to engage again with our top 25 shareholders (approximately 55% ownership) to hear their perspectives

Recent examples of enhancements to our practices based on feedback from our shareholders include updating our director skills matrix in this Proxy Statement; updating our director commitment policy in our Board Governance Guidelines; creating a diversity, equity and inclusion website that includes, among other items, diversity data for our employees; and adopting a proxy access provision in our amended and restated bylaws (“Bylaws”).

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EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes the Company’s executive compensation philosophy and programs governed by the Committee. The CD&A includes 2023 total compensation for our Named Executive Officers (“NEOs”), who are listed below.

GREGORY Q. BROWN Chairman and Chief Executive Officer	MAHESH SAPTHARISHI Executive Vice President and Chief Technology Officer

JASON J. WINKLER Executive Vice President and Chief Financial Officer	RAJAN S. NAIK Senior Vice President, Strategy and Ventures

JOHN P. MOLLOY Executive Vice President and Chief Operating Officer

OUR BUSINESS

Motorola Solutions is solving for safer. Every day we come to work solving for safer communities, safer schools, safer hospitals, safer businesses, safer everywhere. We are a global leader in public safety and enterprise security, grounded in nearly 100 years of close customer and community collaboration. We design and advance technology for more than 100,000 public safety and enterprise customers in over 100 countries. We are driven by our commitment to help make everywhere safer for all.

We are building an ecosystem of safety and security technologies that helps protect people, property and places, which include Land Mobile Radio Communications (“LMR” or “LMR Communications”), Video Security and Access Control (“Video”) and Command Center. Across all three technologies, we offer cloud-based and hybrid solutions, cybersecurity services, software and subscriptions services as well as managed and support services.

We are connecting public safety agencies and enterprises to enable the collaboration that is critical for a proactive approach to safety and security. In addition to our support of police, fire and other emergency responders, we have a growing base of enterprise customers, such as schools, hospitals and stadiums. We support the intersection of public, private and people, connecting those in need with those who can help.

KEY SOLUTIONS

LMR Communications	Video Security and Access Control	Command Center
$10 BILLION	~21,000 EMPLOYEES	6,500+ PATENTS

in annual sales (2023)	in 60 countries	granted

$858 MILLION	100,000+ CUSTOMERS	13,000 NETWORKS

in R&D spending (2023)	in over 100 countries	installed across the globe

HEADQUARTERS	CHAIRMAN and CEO
500 West Monroe Street Chicago, IL USA	Greg Brown

38	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

COMPANY PERFORMANCE

Our total shareholder return (“TSR”) was almost three times that of the S&P 500 over the past three years, 92% compared to 33%. Additionally, 2023 was another record year for other key financial metrics such as revenue and earnings per share.

When making compensation decisions, the Committee considers specific accomplishments in 2023, as well as how those accomplishments position us to execute against our growth and expansion strategy.

PAYING FOR PERFORMANCE

CEO Framework

Annually, individual performance objectives for Mr. Brown are established collaboratively with our Board and progress towards achieving such objectives is reviewed throughout the year. When determining Mr. Brown’s earned incentives and annual target compensation opportunities, our Board evaluates performance against four main categories:

•	Financial – revenue, earnings per share and dividends

•	Operational – backlog, customer experience and key litigation

•	Long-Term Strategic Initiatives – expansion of product and service offerings and acquisitions

•	People – organizational optimization, talent development and succession planning

Specific accomplishments considered for 2023 with respect to these four categories are listed in the “CEO Individual Performance” section of this Proxy Statement on page 40.

In recognition of the dynamic and broad-based range of Mr. Brown’s responsibilities, we do not assign a specific weight to each category. The individual performance categories do, however, reflect the Committee’s perspective that both current year results, as well as the quality of the foundation laid for future growth, are equally worthy of consideration. Additionally, the Committee reviews the momentum of the business – multiple year trajectory of key metrics – when reviewing Mr. Brown’s performance. As a result, for example, the Committee looks at annual revenue and earnings growth as well as multi-year trends of these metrics, while also focusing on the Company’s execution of acquisitions and the attraction of critical talent to the Company’s growth areas.

Short-Term Incentive Plan Results

The Executive Officer Short Term Incentive Plan (“STIP”) provides annual cash incentives to executives based on a combination of objective Company-wide financial performance targets and unique individual executive performance goals. Given the broad range of strategic activities necessary to continue driving the growth and expansion of our business, the Company performance factor is multiplied by an individual performance factor (“IPF”) to reward our executives for accomplishments beyond strong financial results. The IPF is based on the Committee’s subjective and thorough review of each NEO’s individual performance throughout the year.

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Company-Wide Financial Performance in 2023

In 2023, we achieved approximately 101% of our operating plan for non-GAAP Operating Earnings (“non-GAAP OE”) and approximately 110% of our operating plan for Free Cash Flow, resulting in a Company performance factor of 1.09. Our performance targets for 2023 remained aggressive, with a 16% increase in non-GAAP OE and a 4% increase in Free Cash Flow from actual 2022 results. In January 2024, the Committee approved our Company performance factor of 1.09.

COMPANY PERFORMANCE MEASURE	MINIMUM	TARGET	MAXIMUM	2023 RESULT	COMPANY PERFORMANCE FACTOR	MEASURE WEIGHT	WEIGHTED RESULT

Non-GAAP OE1 (in millions)	$2,475	$2,750	$3,025	$2,784	1.04	65%	0.67

Free Cash Flow[2] (in millions)	$1,472	$1,635	$1,880	$1,791	1.20	35%	0.42

TOTAL							1.09

[1]

Non-GAAP OE is our reported GAAP Operating Earnings excluding share-based compensation expenses, reorganization of business charges, intangible assets amortization expenses, tangible and intangible asset impairments, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investment and businesses, Hytera-related legal expenses, the income tax effects of significant tax matters, gains and losses on the extinguishment of debt and acquisition-related transaction fees.

[2]	Free Cash Flow is a non-GAAP financial measure calculated as net cash provided by operating activities less capital expenditures.

CEO Individual Performance

The Committee uses the IPF in the STIP to capture key qualitative and quantitative objectives important to the execution of annual contributions to our long-term strategies. Mr. Brown’s IPF incorporates both his individual accomplishments and his role in supporting the accomplishments of his leadership team, for which he is accountable.

Mr. Brown’s 2023 IPF of 1.4 was derived from his accomplishments under the “CEO Framework” section described above. Highlights from his accomplishments in each category are provided in the table below.

2023 ACCOMPLISHMENT HIGHLIGHTS
FINANCIAL

•   Achieved revenue growth of 10% to $10 billion, a company record

•   Achieved record operating cash flow of $2 billion, up 12%

•   Grew Products and Systems Integration segment revenue 9% to $6.2 billion, a company record

•   Achieved LMR revenue growth of 8% to $7.5 billion, a company record

•   Achieved LMR revenue growth within the Products and Systems Integration segment of 9% to $5.1 billion, a company record

•   Achieved LMR revenue growth within the Software and Services segment of 5% to $2.4 billion, a company record

•   Grew Software and Services segment revenue 10% to $3.7 billion, a company record

•   Achieved Video revenue of $1.7 billion, a 13% increase, a company record

•   Achieved Command Center revenue of $726 million, a 21% increase, a company record

•   Achieved non-GAAP OE growth of 18% to $2.8 billion, a company record

•   Achieved gross margin of $5 billion, a company record

•   Earned credit rating upgrade from Moody’s to Baa2 and positive outlook with BBB- rating by Fitch, reflecting the Company’s strong balance sheet

OPERATIONAL

•   Finished year with ending backlog of $14.3 billion, including record Products and Systems Integration backlog of $5 billion

•   Invested $858 million in research and development (“R&D”) and grew patent portfolio to 6,560 granted patents and 775 patents pending

•   Transitioned low end business radio portfolio to outsourced business model

•   Shipped $150 million of LMR products to Ukraine

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2023 ACCOMPLISHMENT HIGHLIGHTS
LONG-TERM STRATEGIC INITIATIVES

•   Launched new brand narrative, “Solving for safer”

•   Secured strategic agreement related to the Company’s video manufacturing operations

•   Rationalized cloud computing environments driving significant savings and enhanced capabilities for our Video and Command Center software applications

•   Integrated Rave, Avigilon Alta and Avigilon Decision Management System into the Orchestrate platform

•   Launched the Avigilon security suite, which includes the cloud-native Avigilon Alta (SaaS) and on-premise Avigilon Unity solutions, each powered by advanced analytics, providing video security and access control capabilities

•   Secured strategic agreement for multi-year cloud services with Google to help advance artificial intelligence (“AI”) capabilities and lower costs

•   Completed acquisition of IPVideo, creator of the HALO Smart Sensor

PEOPLE

•   Hired 2,516 employees and acquired 54 employees in connection with the IPVideo acquisition

•   Achieved record employee volunteering of nearly 100,000 hours

•   Added Juneteenth as a paid holiday in U.S. and National Day for Truth and Reconciliation as a paid holiday in Canada, each starting in 2024

•   Provided a global mental health day to employees to emphasize importance of mental wellbeing

•   Received multiple awards:

¡  Fortune’s 2023 World’s Most Admired Companies

¡  Forbes World’s Best Employers

¡  Fast Company Best Workplaces for Innovators

¡  Newsweek America’s Greatest Workplaces for Diversity

¡  Forbes 2023 World’s Top Companies for Women

¡  Disability Equality Index Best Places to Work

In sum, based on the many accomplishments highlighted above, the Committee determined Mr. Brown’s performance warrants application of a 1.4 IPF with respect to his 2023 STIP payout.

Other NEO Individual Performance

Other NEO individual performance objectives integrate with Mr. Brown’s objectives, as set by our Board. Mr. Brown evaluated the other NEOs’ individual performance based primarily, but not exclusively, on the same categories in the CEO framework and made the following recommendations, which were approved by the Committee.

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The below table includes highlights from each NEO’s many accomplishments that contributed to the Company’s success in 2023. For the purposes of this table, accomplishments have been ascribed to a specific category, though many of them are relevant across multiple categories.

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

WINKLER	1.4

•  Achieved record operating cash flow of $2 billion

•  Earned credit rating upgrade from Moody’s to Baa2 and positive outlook with BBB- rating by Fitch, reflecting the Company’s strong balance sheet

•  Improved supply chain operations and drove significant cost savings and lower inventory

¡  Reduced supply chain costs by $200 million, including lower purchase price variance

¡  Achieved Video supplier cost reductions

¡  Managed risk with greater redundancy

¡  Enabled collaboration platform for 800+ suppliers

•  Implemented a strategic program to manage insurance risk

•  Launched a new IT platform for subscription management to enable Video growth

•  Enhanced visibility in Command Center revenue metrics, resulting in improved operational efficiency and order fulfillment

•  Reduced operational real estate square footage by 5%

•  Completed the successful integration of Rave, with results exceeding 2023 business case

•  Executed on transition of low end business radio portfolio to outsourced business model

•  Implemented ‘zero-trust’ program across the Company for critical systems to increase IT security

•  Negotiated strategic agreement related to the Company’s video manufacturing operations

•  Secured strategic agreement for multi-year cloud services with Google to help advance AI capabilities and lower costs

•  Consolidated cloud computing environments, resulting in significant cost savings and enhanced capabilities for Video and Command Center software applications

•  Upgraded core systems enabling new reporting capabilities and actionable insights

•  Launched low cost software development center, resulting in significant savings and reduced risk

•  Launched an AI platform, use cases and supporting governance framework, enabling product development and efficiency improvements

•  Upgraded core ERP financial system bringing the platform to current release and helping to ensure support longevity

•  Led Investor Relations efforts to expand shareholder base, including international shareholders

•  Completed acquisition of IPVideo, creator of the HALO Smart Sensor

•  Ranked 2nd by Institutional Investor in Best CEO, CFO and IR categories within the IT Hardware and Electronics industry

•  Executive champion of Veterans Business Council

•  Motorola Solutions Foundation president

•  Launched the CFO Mentor Program, with over 380 participants

•  Launched “Let’s Talk!” series to support a more equitable and inclusive culture

•  Hired over 400 full-time employees, continuing to build-out shared services and centers of excellence.

•  Invested in talent pipeline and strengthened our succession plans with critical director-level employee hires

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	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

MOLLOY	1.4

•  Achieved revenue growth of 10% to $10 billion, a company record

•  Achieved gross margin of $5 billion, a company record

•  Finished year with ending backlog of $14.3 billion, including record Products and Systems Integration backlog of $5 billion

•  Achieved record revenue in both the Products and Systems Integration and Software and Services segments

•  Achieved record revenue in LMR

•  Achieved record revenue in Video

•  Achieved record revenue in Command Center

•  Launched 118 new LMR products and software releases

•  Launched 78 fixed Video products

•  Launched Avigilon Unity Video (formerly ACC 8) Avigilon’s next-generation on-premise video management system

•  Launched the Avigilon security suite, which includes the cloud-native Avigilon Alta (SaaS) and on-premise Avigilon Unity solutions

•  Integrated Rave, Avigilon Alta and Avigilon Decision Management System into the Orchestrate platform

•  Launched managed detection and response cybersecurity services globally for our LMR networks

•  Launched the R2 professional PCR radio

•  Executed on transition of low end business radio portfolio to outsourced business model

•  Implemented new licensing model and go-to-market strategy for lower-tier professional series radio portfolio

•  Acquired IPVideo, creator of the HALO Smart Sensor

•  Executive champion of Motorola Black Inclusion & Diversity Organization (MBIDO) Business Council

•  Executive champion of People with Disabilities & Allies Business Council

•  Motorola Solutions Foundation board member

•  Executed on succession planning with organization changes that resulted in rotations for 51% of vice presidents

•  Invested and sponsored a suite of leader development programs for high-potential employees

•  Sponsored improvements in global wellness program

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	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

SAPTHARISHI	1.4

•  Grew Command Center sales 21%

•  Achieved SaaS revenue growth within the Command Center technology in excess of 2x the technology growth rate

•  Accelerated hybrid solutions, with over 60% of Command Center customers using cloud services as of the end of 2023

•  Grew cloud adoption, surpassing 100,000 active Avigilon Alta and one million Avigilon Unity cloud cameras

•  Reached over 16 million analytic events processed through Calipsa AI every day

•  Launched Unity 8 with cloud and AI enablements

•  Combined Software and Video R&D organizations for stronger integration across our product lines

•  Established the SaaS Strategy and Operations organization to help optimize SaaS infrastructure and accelerate growth

•  Established cloud spend governance framework across product, finance and procurement groups

•  Grew the Public Safety Threat Alliance to over 900 members, helping to enable better cyber threat intelligence

•  Integrated Rave across our products, including 911, Aware and Orchestrate

•  Completed the first release of CommandCentral Responder, an iOS field reporting app

•  Developed community portal and ecommerce site for public-private partnerships

•  Introduced multi-language detection and translation alongside smart transcription

•  Delivered major product releases for our core Command Center applications

•  Introduced Pelco Elevate for AI-powered, cloud-based camera management

•  Launched V500 and V700 LTE body worn cameras for International and North America markets

•  Introduced new AI features for visible firearms detection, crowd detection, audio analytics and privacy masking

•  Delivered new release of Avigilon Unity Mobile app with improved user interface and performance

•  Executive champion of LatinX Business Council

•  Executive sponsor of Motorola Solutions Innovators Circle (MIC) and Motorola Solutions Technology Advisory Committee (MTAC)

•  Hosted our largest hackathon with over 1000 participants across 26 global sites

•  Continued “10% time” program to provide time to employees for professional development

44	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

NAIK	1.4

•  Completed IPVideo acquisition, creator of the HALO Smart Sensor

•  Drove annual strategic planning and investment prioritization

•  Identified and evaluated multiple companies and technologies for potential acquisitions

•  Developed market segmentation to optimize channel coverage

•  Developed growth strategies for several products including cybersecurity, unified recorder, and PCR wearables

•  Quantified demand and pricing strategy for new product offerings

				• Executive champion of Motorola Asian & Pacific Islander (MAPI) Business Council • Strengthened team and expanded M&A deal capacity with external hires

2023 NEO Short-Term Incentive Payouts

As detailed earlier, the Committee assessed and determined that Mr. Brown and the other NEOs largely exceeded their qualitative and quantitative individual performance objectives. To recognize and reward these achievements, the Committee approved the following IPFs and total STIP payouts for 2023.

NEO	ELIGIBLE EARNINGS ($)[1]	STIP TARGET (%)	COMPANY PERFORMANCE FACTOR	INDIVIDUAL PERFORMANCE FACTOR	STIP AWARD ($)	AWARD AS % OF TARGET

BROWN	$1,350,000	225%	1.09	1.40	$4,635,225	153%

WINKLER	$806,846	125%	1.09	1.40	$1,539,059	153%

MOLLOY	$908,884	125%	1.09	1.40	$1,733,697	153%

SAPTHARISHI	$806,846	125%	1.09	1.40	$1,539,059	153%

NAIK	$589,808	95%	1.09	1.40	$855,044	153%

[1]Eligible	earnings consists of the base salary earned during the performance period from January 1 through December 31.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	45

Long-Term Incentive Plan Results

Our annual long-term incentive (“LTI”) program is 100 percent performance-based and provides awards in the form of performance stock units (“PSUs”), performance options (“POs”) and market stock units (“MSUs”), which are earned based on either relative TSR (in the case of PSUs and POs) or change in absolute stock price (in the case of MSUs). The annual LTI program not only rewards long-term stock price performance, but also ensures that our TSR outperforms the median of the S&P 500 in order to receive a target payout.

Long Range Incentive Plan (“LRIP”) and Performance Options

The PSUs, under the 2021-2023 LRIP cycle, and POs granted in 2021 were earned based on our TSR relative to the S&P 500 over the three-year performance period.

MSI’s three-year cumulative TSR performance of 87.98% resulted in an 89th percentile rank versus S&P 500 companies, with awards earned at 200% of target.

Our TSR calculation is defined in the “2023 Annual Compensation
Elements” section, which starts on page 51.

2021-2023 LRIP	POs ($179.21 exercise price)
RELATIVE TSR PAYOUT SCALE (S&P 500)
PERCENTILE RANK	PAYOUT	TSR
90th - 100th Percentile	250%	101.58%
MSI (89th Percentile)	200%	87.98%
80th - 89.99th Percentile	200%	62.17%
70th - 79.99th Percentile	175%	47.72%
60th - 69.99th Percentile	150%	31.72%
55th - 59.99th Percentile	110%	26.71%
50th - 54.99th Percentile	90%	21.28%
45th - 49.99th Percentile	80%	16.60%
35th - 44.99th Percentile	50%	6.97%
30th - 34.99th Percentile	30%	2.07%
<30th Percentile	0%	–

Market Stock Units

One-third of the MSUs granted in each of 2020, 2021 and 2022 were earned in 2023 based on absolute stock price appreciation. These awards were earned at 152%, 147%, and 121% of target, respectively, with corresponding stock price appreciation.

Grant Date: March 13, 2020 3rd of 3 Tranches Earned on March 13, 2023	Grant Date: March 8, 2021 2nd of 3 Tranches Earned on March 8, 2023	Grant Date: March 10, 2022 1st of 3 Tranches Earned on March 10, 2023
Beginning stock price: $174.93 Ending stock price: $265.89	Beginning stock price: $180.62 Ending stock price: $265.12	Beginning stock price: $220.15 Ending stock price: $265.60
PAYOUT = 152% OF TARGET	PAYOUT = 147% OF TARGET	PAYOUT = 121% OF TARGET

EVOLUTION OF OUR CEO’S PAY PROGRAM

This section outlines Mr. Brown’s compensation since Motorola Solutions became a publicly traded company in January 2011. Additional detail for each component of pay, including changes from 2022 to 2023, and the corresponding rationale, can be found in the “2023 Annual Compensation Elements” section, which starts on page 51.

2011-2023 CEO Compensation

The Committee reviews Mr. Brown’s compensation in an effort to deliver a competitive and appropriate, but responsible, target compensation package. Throughout Mr. Brown’s 16 years as CEO, the Committee has exercised its discretion to both increase and decrease Mr. Brown’s target compensation, as it has deemed appropriate. For a detailed description of Mr. Brown’s employment agreement, please refer to the section of this Proxy Statement on page 67 titled “Employment Contracts.”

46	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

Since 2011, the Committee has focused on increasing Mr. Brown’s long-term compensation more than his short-term cash compensation, resulting in a net increase to his target total compensation of 123.1% over the 13 years. During this same time, Mr. Brown has guided the Company through a significant transformation and Motorola Solutions has delivered TSR of 956%.

PAY COMPONENT	2011	2023	% CHANGE	COMMENTS

BASE SALARY	$1,200,000	$1,350,000	12.5%

In 2014, the Committee increased Mr. Brown’s base salary by $50,000 and he received an amended employment agreement, which lowered his target incentive to 150%, resulting in an 18.6% decrease to Target Total Cash. In 2018, the Committee increased Mr. Brown’s target incentive from 150% to 175%. Effective October 1, 2022, the Committee increased Mr. Brown’s base salary by $100,000 and target incentive from 175% to 225%.

STIP TARGET %	220%	225%	2.3%
TARGET TOTAL CASH	$3,840,000	$4,387,500	14.3%

LRIP	$3,000,000	$6,600,000	120.0%

Beginning with the performance cycle that ended in 2018, Mr. Brown has received his LRIP payouts in stock, thus eliminating cash from his LTI program. Beginning with the performance cycle that started in 2019, Mr. Brown’s LRIP has been denominated 100% in PSUs.

EQUITY	$4,000,000	$13,200,000	230.0%

In 2015, the Committee replaced Mr. Brown’s stock options and restricted stock units (“RSUs”) (containing a stock price hurdle) with POs and MSUs, improving the long-term performance orientation of the program.

TOTAL LTI	$7,000,000	$19,800,000	182.9%

TARGET TOTAL COMPENSATION	$10,840,000	$24,187,500	123.1%	AVERAGE ANNUAL INCREASE OVER THIRTEEN YEARS IS 9.5%

CEO Compensation vs. TSR

Over this 13-year period, the Committee, with the concurrence of the Board, has managed Mr. Brown’s target compensation program to provide appropriate pay levels in relation to significant returns for our shareholders. An even stronger relationship holds true when considering Mr. Brown’s compensation as reported in the 2023 Summary Compensation Table on page 60 of this Proxy Statement.

TARGET COMPENSATION VS. TSR	SUMMARY COMPENSATION TABLE VS. TSR

CEO 2023 LTI Pay Decisions

The Committee and our Board recognize that the retention of highly qualified leaders is critical to the Company’s continued success. Mr. Brown is a highly experienced senior leader at our Company. He joined the Company in 2003 and became CEO in 2008. Under Mr. Brown’s visionary leadership as CEO, the Company is a global leader in public safety and enterprise security, committed to solving for safer communities, safer schools and safer businesses. He has led the Company through the successful execution of key strategic initiatives that have positioned the

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	47

Company for long-term success and, in doing so, has created significant value for shareholders. As in prior years, when evaluating Mr. Brown’s 2023 long-term incentive compensation, the Committee took into consideration the fact that the Company generated TSR of 208% over the five-year period ended December 31, 2022, outperforming the S&P 500 index by 152 percentage points.

As the Committee and the Board looked ahead, they believed it to be in the best interests of our shareholders and critical to the Company’s path forward to retain Mr. Brown as CEO. In particular, they considered his ability to generate shareholder returns, to make strategic investments that strengthen the Company’s portfolio, to grow its Video business and continue to successfully execute the Company’s long-term strategy and senior leadership succession plan. The Company’s outstanding financial performance in 2023 further illuminated the key role Mr. Brown plays at our Company. We are confident in Mr. Brown’s ability to continue to make strategic investments that strengthen our portfolio and grow our expanding businesses. In a highly competitive industry in which the need for proven leadership is critical, the Committee supports Mr. Brown’s LTI and total pay opportunities. As such, our Board determined to increase Mr. Brown’s 2023 long-term incentive opportunity 28% from $15.5 million in 2022 to $19.8 million for 2023. His position is above market median, with significant alignment with shareholder value creation.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Our executive compensation program design is guided by five key principles.

PRINCIPLE	DESCRIPTION

Business	Incentives are aligned with the Company’s business goals and avoid excessive risk-taking

Performance Differentiated	Programs designed to create an effective link between pay and performance at both the Company and individual levels

Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy

Ownership Oriented	Compensation is aligned with shareholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines

Simplicity	Engagement is driven through simple, cost-efficient plan design

COMPENSATION OBJECTIVES

Consistent with prior years, we built our 2023 executive compensation program upon the following objectives:

48	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

SOUND GOVERNANCE PRACTICES

Our executive compensation program aligns to our business strategy and incorporates strong governance.

WHAT WE DO
PRACTICE	MSI PRACTICE
Annual Shareholder Say on Pay	We seek an annual non-binding advisory vote from shareholders on our executive compensation
Robust Stock Ownership Guidelines	Executives are required to hold stock equal to 10x salary for CEO and 3x salary for other NEOs
Transparent Disclosure	Robust individual performance disclosure for STIP
Pay-for-Performance and Shareholder Alignment	Long-term incentive program for management team, including the NEOs, is 100% performance-based with respect to annual grants
Use of Independent Advisor	The Committee retains CAP to review Company compensation programs and practices (CAP provides no other services for the Company)

WHAT WE DON’T DO
PRACTICE	MSI PRACTICE
No Cash in NEO LTI Program	Beginning in 2021, NEO LTI has been 100% performance-based equity
No Excise Tax Gross-ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change in control
No Excessive Perquisites	We do not provide excessive perquisites to our NEOs and believe that our limited perquisites are reasonable and competitive
No Hedging of Company Securities

Our Insider Trading Policy prohibits directors, officers and other designated employees from directly or indirectly holding securities tied to the performance of the Company other than our Common Stock and stock options delivered directly to employees under our option and incentive plans

No Single Trigger Severance in a Change in Control	In the event of a change in control, all severance pay components have a double trigger (subject to certain conditions)

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EVOLUTION OF OUR EXECUTIVE COMPENSATION PROGRAM

The below timeline illustrates our responsiveness to shareholder feedback and the evolution of our compensation program over the past several years.

HOW WE PLAN COMPENSATION

Our compensation framework is based on sound design principles, which allow for the flexibility to competitively, but responsibly, address the dynamic labor markets in which we compete. These programs have been designed to focus executives on the achievement of our long-term business plan and shareholder value creation. Our incentive plans utilize rigorous financial goals and, with respect to awards with relative TSR goals, require above median relative outperformance for target payouts, while incorporating risk-mitigating features, such as payout caps, to ensure we reward sustainable growth.

Over the years, our executive compensation program has evolved with our business strategy, incorporated feedback from our shareholders, and maintained market competitiveness to properly incent and reward our management team. Additionally, we conduct regular risk assessments of our compensation programs and practices and review results with the Committee at least annually.

When setting annual compensation for our NEOs, the Committee balances the current state of the business with setting the stage for the future. The Committee, with assistance from its independent advisor, CAP, considers the following: peer company pay practices for comparable positions; NEO experience, tenure, scope of responsibility and performance; internal pay alignment; and succession planning. The Committee uses the 50th percentile of our peer group and surveys as an initial guideline for establishing target total compensation opportunities for our NEOs with above market median pay (e.g., 75th percentile) targeted for significant contributions and sustained strong performance levels, as well as scope and responsibilities.

The Committee engages CAP to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of management’s Executive Committee.

In 2023, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present. During 2023, the Committee also reviewed CAP’s independence using assessment criteria that aligned with the Securities and Exchange Commission (“SEC”) and related New York Stock Exchange (“NYSE”) rules. The Committee concluded that CAP was independent and had no conflicts of interest.

50	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

PERFORMANCE-BASED COMPENSATION STRUCTURE

The performance-based structure for 2023 incorporates incentives that measure both short-term and long-term performance. In addition to base salary and an annual STIP award, this structure, shown graphically below (with incentives at their target amounts), includes an annual LTI award made up of our LRIP, POs and MSUs. The Committee believes a majority of compensation should be in the form of LTI awards to better drive alignment with shareholder interests and executive retention.

2023 TARGET TOTAL COMPENSATION SUMMARY

When setting NEO compensation, the Committee first determines target total compensation and second, determines each pay component in support of the appropriate aggregate value and mix.

NEO	BASE SALARY	TARGET STIP %	TARGET TOTAL CASH		TARGET LTI		TARGET TOTAL COMPENSATION	YEAR-OVER YEAR CHANGE
				LRIP	PO	MSU/RSU

BROWN	$1,350,000	225%	$4,387,500	$6,600,000	$6,600,000	$6,600,000	$24,187,500	21.7%

WINKLER	$815,000	125%	$1,833,750	$1,333,334	$1,333,333	$1,333,333	$5,833,750	12.3%

MOLLOY	$915,000	125%	$2,058,750	$1,450,000	$1,450,000	$1,450,000	$6,408,750	13.6%

SAPTHARISHI	$815,000	125%	$1,833,750	$1,333,334	$1,333,333	$1,333,333	$5,833,750	23.0%

NAIK	$600,000	95%	$1,170,000	$666,666	$666,667	$666,667	$3,170,000	N/A1

[1]	Table only reflects Dr. Naik’s compensation as an NEO; because Dr. Naik was not an NEO last year, the “Year-Over-Year Change” column is not applicable.

2023 ANNUAL COMPENSATION ELEMENTS

BASE SALARY

As the only fixed compensation element in our program, base salary is used to provide what we believe to be a baseline level of stability required to be market competitive. Salaries are reviewed and adjusted by the Committee as needed. Annual increases are not guaranteed or automatic.

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In March 2023, the Committee reviewed base salaries for our NEOs and applied market adjustments for all NEOs, other than Mr. Brown, who did not receive a base salary increase in 2023.

NEO	2022 BASE SALARY RATE	2023 BASE SALARY RATE	YEAR-OVER- YEAR CHANGE	2023 ACTUAL SALARY

BROWN	$1,350,000	$1,350,000	0.0%	$1,350,000

WINKLER	$775,000	$815,000	5.2%	$806,846

MOLLOY	$885,000	$915,000	3.4%	$908,884

SAPTHARISHI	$775,000	$815,000	5.2%	$806,846

NAIK	$550,000	$600,000	9.1%	$589,808

SHORT-TERM INCENTIVES

The STIP is an annual cash incentive award based on the Company’s achievement of financial performance and an executive’s individual performance. The Committee sets the target value for STIP as a percentage of an executive’s base salary.

Incentive Targets

The individual target award percentage for all NEOs did not change in 2023. Mr. Brown’s individual STIP target award percentage remained 225%, and the other NEOs’ STIP target percentages remained 125% and 95% for our executive and senior vice presidents, respectively.

Payout Formula

Actual STIP awards are based on the executive’s target incentive opportunity, the Company’s achievement of performance results (“Business Performance Factor”) and IPF assessment. The payout opportunity for both the Business Performance Factor and the IPF ranges from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on a market evaluation.

Metric Selection

For 2023, the Business Performance Factor was based on achievement of non-GAAP OE (weighted 65%) and Free Cash Flow (weighted 35%) goals. Non-GAAP OE measures our profits from sales and Free Cash Flow measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry and are fundamental inputs we use to measure profitability, business liquidity and rates of return for the business. We believe non-GAAP OE and Free Cash Flow appropriately measure our annual business performance and ultimately drive our long-term shareholder value over time.

52	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

LONG-TERM INCENTIVES

Our LTI program, implemented in 2015, was designed with the specific intention of aligning the largest component of NEO pay to the achievement of exceptional and sustainable value creation for our shareholders. To achieve this, we are purposefully centered on safety and security technologies, expanding our core LMR business to include video security, access control and command center solutions that help protect people, property and places. These investments reflect our sharpened focus on solving for safer communities, safer schools and safer businesses, supporting our customers’ public safety and enterprise security outcomes globally. The LTI program is designed to achieve this alignment through:

•	100% performance-based vesting with respect to our regular annual grant under the LTI program (i.e., no time-based vesting or guaranteed value)

•	The program metrics being 100% aligned to creating more value for our shareholders

•	The majority of the total award value requiring TSR performance above the median of S&P 500 companies in order to receive at least a target payout

Determining Target Award Values

The Committee reviews LTI target award values annually by first determining a target total compensation value appropriate for the size and complexity of the NEO’s role and then determining the appropriate LTI value based on our philosophy of delivering the largest percentage of total compensation in LTI. The Committee also considers the 100% performance-based nature of our LTI program and how our Company’s future performance is expected to be impacted by the groundwork that has been set in the prior year. As we continue to execute our long-term strategy through our Company’s transformation, the Committee believes it is critical that each NEO’s target opportunity appropriately reflects their contribution.

When setting LTI target awards for 2023, the Committee considered the significant impact of Mr. Brown’s decisions and actions on our longer-term business strategy, as well as the remarkable value created for our shareholders.

The Committee approved total target 2023 LTI at its March 2023 meeting.

NEO	TOTAL TARGET 2022 LTI	2023 LRIP	2023 POs	2023 MSUs	TOTAL TARGET 2023 LTI	YEAR-OVER- YEAR CHANGE

BROWN	$15,487,500	$6,600,000	$6,600,000	$6,600,000	$19,800,000	28%

WINKLER	$3,450,000	$1,333,334	$1,333,333	$1,333,333	$4,000,000	16%

MOLLOY	$3,650,000	$1,450,000	$1,450,000	$1,450,000	$4,350,000	19%

SAPTHARISHI	$3,000,000	$1,333,334	$1,333,333	$1,333,333	$4,000,000	33%

NAIK	$1,675,000	$666,666	$666,667	$666,667	$2,000,000	19%

LTI Components

The 100% performance-based annual LTI program includes the LRIP, POs and MSUs, each of which comprise one-third of the total LTI mix.

•

Both the LRIP and POs are based on three-year TSR relative to the S&P 500. The payout scale for the LRIP and POs requires our performance over a three-year period to exceed median performance of the S&P 500 companies before earning a target payout.

•

The 2023-2025 LRIP cycle is denominated 100% in PSUs for each NEO. The LRIP and POs utilize a three-year performance period and, consistent with earned POs, earned PSUs will settle on the third anniversary of the grant.

•

With LRIP cycles (beginning with our 2021 performance cycle) now denominated in equity, the 2023 Summary Compensation Table on page 60 of this Proxy Statement will show LRIP awards in two places for each of 2021 and 2022: (1) LRIP earned from the 2019-2021 cycle and 2020-2022 cycle (with amounts paid in cash and stock), will be reflected in the Non-Equity Incentive Plan column, and (2) target PSU grants for the 2021-2023 and 2022-2024 LRIP cycles will be reflected in the Stock Awards column (with grant date fair value of the new LRIP PSUs at target).

•

If our TSR over the performance period is negative, but would still result in a ranking that would provide a payout, the Committee has unlimited discretion to reduce the calculated LRIP payout (and number of POs vesting).

•

The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus the value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

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•	MSUs are based on absolute stock price appreciation/depreciation and provide a vehicle to further align with our shareholders and support retention of our NEOs.

•

Each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period, with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned.

•

The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second, and third anniversaries of the date of grant with respect to one-third of the grant for each of the three concurrent performance periods.

COMPARATIVE MARKET DATA

When setting compensation for our NEOs, the Committee reviews comparative market data from our peer group companies, as well as survey market data.

2023 PEER GROUP

Our peer group is used by the Committee to compare pay levels, pay mix and alignment of pay with our performance, as discussed in the “How We Plan Compensation” section above on page 50 of this Proxy Statement.

Peer Selection Criteria

To ensure meaningful comparisons, the Committee, with the assistance of the Committee’s independent consultant, reviews the peer group annually and makes updates as necessary. Specifically, as we continue to extend our leadership in public safety and enterprise security by expanding our technologies within each of our Products and Systems Integration and Software and Services segments through strategic investments and acquisitions, the Committee continues to include software and services companies in its review.

To create a sufficiently sized peer group with whom we compete for executive talent, the Committee considers a combination of primary criteria and secondary criteria, including those listed below:

•

Primary Criteria: Publicly traded securities listed on a U.S. stock exchange, revenues and/or market capitalization within 1/3x to 3.0x of that of Motorola Solutions, and relevant Global Industry Classification Standard (GICS) sub-industry segments across the communications, information technology, software, and industrials sectors

•

Secondary Criteria: Companies that list Motorola Solutions as a peer, companies named as peers by shareholder advisory firms, companies listed as peers by current peers, and companies with comparable revenue growth, TSR, and business mix

54	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

2023 Peer Group Companies

Adobe Inc.[1]	Illinois Tool Works Inc.	Roper Technologies, Inc.

Agilent Technologies, Inc.	Intuit Inc.	ServiceNow, Inc.

Autodesk, Inc.	L3Harris Technologies, Inc.	Trimble Inc.

Dover Corporation	Parker-Hannifin Corporation

Fortive Corporation	Rockwell Automation, Inc.

[1]	New peer company added in 2023 replacing Citrix Systems, Inc., which was acquired in September 2022 and is no longer a public company.

SURVEY MARKET DATA

To supplement our peer group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to the Company. For 2023, the Committee considered data from the Radford Global Technology Survey and the Mercer Comptryx Survey.

EQUITY USAGE UNDER OUR COMPENSATION PROGRAMS

Over the years, we have modified our share granting practices to meet the changing needs of our business and drive our growth while continuing to monitor our stock-based compensation expense and overall shareholder dilution. The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement, or for retention. These types of grants are made on the first trading day of each month.

At the 2015 annual meeting of shareholders, our shareholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006. This reduced the total number of shares reserved and approved for issuance by approximately 7 million shares, to 12 million shares. At the 2022 annual meeting of shareholders, our shareholders approved the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015 (the “Omnibus Plan”), effective as of May 17, 2022, which increased the total number of shares reserved and approved for issuance by 4.65 million shares. Also in 2022, the Committee agreed to extend the eligibility for our annual equity grant to lower level managers. This additional eligibility helped attract and retain top performing employees in a competitive talent market. Throughout the years, we have continued to monitor our equity-granting practices to ensure our share usage and stock-based compensation expense remain in line with competitive levels.

In 2023, we completed the acquisition of IPVideo Corporation, the creator of the HALO Smart Sensor. In an effort to preserve enterprise knowledge and align our new employees’ interests with those of our shareholders, we issued equity as part of the acquisition and made retention grants under the Omnibus Plan. The shares issued as part of the acquisition were granted outside of our standard compensation programs and do not count against our shares available for future issuance. The information below for 2021, 2022 and 2023 only includes share usage as a percentage of common stock outstanding as of December 31 for each year and aggregate value of equity granted under our compensation programs. It excludes 0.09% share usage and $33 million value of equity granted as part of acquisitions for 2021, 0.03% share usage and $13 million value of equity granted as part of acquisitions for 2022, and 0.01% share usage and $5 million value of equity granted as part of the acquisition for 2023.

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We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. The Committee approves all equity grants made to Section 16 officers, which includes our NEOs, with concurrence by the Board for grants to Mr. Brown.

OTHER COMPENSATION POLICIES AND PRACTICES

BENEFITS AND PERQUISITES

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

BENEFIT OR PERQUISITE	NAMED EXECUTIVES	OTHER EXECUTIVES AND MANAGERS	ALL ELIGIBLE FULL-TIME EMPLOYEES

Retirement[1], Saving and Stock Purchase Plans

Health and Welfare Benefits[2]

Deferred Compensation[3]

Financial Planning Counseling[4]		Vice Presidents

Executive Physicals		Senior and Executive VPs

Security System Monitoring	CEO

Personal Use of Corporate Aircraft Service[5]	CEO

1 Pension provided to U.S.-based eligible employees hired prior to January 1, 2005. For a detailed description of our retirement plans, please refer to the section of this Proxy Statement on page 66 titled “Retirement Plans.”

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 For a detailed discussion of the Motorola Solutions Management Deferred Compensation Plan, please refer to the section of this Proxy Statement on page 66 titled “Nonqualified Deferred Compensation in 2023.”

4 We also offer a financial wellness counseling program to all U.S. employees.

5 Mr. Brown is required to use the Company’s aircraft (or Company arranged charter aircraft) for business and personal travel pursuant to the Company’s security policy. In limited circumstances, and as approved by the CEO, other employees (including our NEOs) are permitted to use our corporate aircraft service for personal purposes.

STOCK OWNERSHIP GUIDELINES

To ensure strong alignment of our senior management with the interests of our shareholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year achievement period.

Our stock ownership requirements are a multiple of base salary as shown below:

EXECUTIVE GROUP	MULTIPLE OF BASE SALARY 2023
Chairman and Chief Executive Officer	10x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired by them (net of tax withholding) upon the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

CHANGE IN CONTROL POLICY

The Company maintains the Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

56	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. Our Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our shareholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, along with the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our shareholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section of this Proxy Statement on page 68 titled “Change in Control Arrangements.” Additionally, for a detailed description of our 2011 Executive Severance Plan, amended and restated in 2014, please refer to the section of this Proxy Statement on page 70 titled “Executive Severance Plan.”

CIC PROVISION	CIC SEVERANCE PLAN
Eligibility	Executive and Senior Vice Presidents
Cash Severance Multiple	Two times sum of base salary and target bonus
Medical Benefit Continuation	Two years
LRIP and Equity Treatment (Provision in Omnibus Plan)	Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target.
Excise Tax Gross-Up

None. Participants receive “best net” after-tax position of either the participant paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of the excise tax.

2023 AMENDMENT AND RESTATEMENT OF INCENTIVE COMPENSATION RECOUPMENT POLICY

In June 2023, the SEC approved the NYSE’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation, without regard to any taxes paid, received by current or former executive officers and to satisfy related disclosure obligations.

In November 2023, the Board, upon the recommendation of each of the Committee and the Audit Committee, amended and restated our prior incentive compensation recoupment policy in order to comply with these new requirements (the “Amended and Restated Recoupment Policy”). Consistent with the SEC and NYSE requirements, the Amended and Restated Recoupment Policy requires the Company to seek recovery of erroneously awarded incentive-based compensation received by our executive officers during any three-fiscal-year period prior to the date that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statement that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the Amended and Restated Recoupment Policy, the Board will determine, in its sole discretion, the method for recouping the applicable incentive-based compensation, consistent with SEC and NYSE requirements.

Our Amended and Restated Recoupment Policy is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024.

IMPACT OF FAVORABLE ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Favorable accounting and tax treatment of the various elements of our total compensation program was an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, but in years prior to 2018 there was an exception to such limit for compensation that qualified as “performance-based compensation.” Beginning in 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things, eliminate the exception for performance-based compensation, except for certain qualifying arrangements in place as of November 2, 2017.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	57

The Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m). In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

ANTI-HEDGING POLICY

We have adopted, as part of our insider trading prohibitions policy, prohibitions on directors, officers (including our NEOs) and certain other designated employees from directly or indirectly holding any security tied to the performance of Motorola Solutions other than our Common Stock and stock options delivered directly to employees under our equity incentive plans.

Our broader insider trading prohibitions policy is applicable to all employees who may have access to inside information and is designed to ensure compliance with all applicable insider trading rules.

58	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

On May 16, 2023, Joseph M. Tucci was again appointed the Chair of the Compensation and Leadership Committee (the “Committee”). Each of Joseph M. Tucci, Kenneth D. Denman and Egon P. Durban was a member of the Committee throughout 2023.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Motorola Solutions’ Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

Joseph M. Tucci, Chair

Kenneth D. Denman

Egon P. Durban

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Joseph M. Tucci, Director and Chair of the Committee, Kenneth D. Denman, Director, and Egon P. Durban, Director, each served on the Committee throughout 2023. No member of the Committee was, during the fiscal year ended December 31, 2023, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2023.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	59

NAMED EXECUTIVE OFFICER COMPENSATION

2023 SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of each of the Company’s NEOs, for the years ended December 31, 2023, 2022 and 2021, as applicable.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3,4) (e)	Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6) (h)	All Other Compensation ($)(7) (i)	Total ($)(8) (j)
Gregory Q. Brown Chairman and Chief Executive Officer

	2023	1,350,000	0	15,267,677	6,599,930	4,635,225	1,247	324,419	28,178,498

	2022	1,273,077	0	10,956,744	5,162,429	3,276,785	0	347,446	21,016,481

	2021	1,250,000	0	10,501,466	4,916,617	2,940,000	6,602	365,954	19,980,639
Jason J. Winkler Executive Vice President and Chief Financial Officer

	2023	806,846	0	3,084,259	1,333,221	1,539,059	1,617	100,201	6,865,203

	2022	726,346	0	2,440,567	1,149,956	1,586,347	0	60,780	5,963,996

	2021	650,962	0	2,278,145	1,066,655	1,310,210	188,611	70,343	5,564,926
John P. Molloy Executive Vice President and Chief Operating Officer

	2023	908,884	0	3,353,882	1,449,889	1,733,697	3,591	43,373	7,493,316

	2022	828,654	0	2,582,068	1,216,638	2,099,370	0	51,624	6,778,354

	2021	768,269	0	2,612,075	1,333,291	1,710,093	141,343	94,644	6,659,715
Mahesh Saptharishi Executive Vice President and Chief Technology Officer

	2023	806,846	0	3,084,259	1,333,221	1,539,059	0	13,200	6,776,585

	2022	696,923	0	2,122,252	999,983	1,462,176	0	13,138	5,294,472

	2021	482,308	500,000	1,083,874	548,722	877,171	0	28,454	3,520,529
Rajan S. Naik Senior Vice President, Strategy and Ventures

	2023	589,808	0	1,542,129	666,549	855,044	0	38,067	3,691,597

(1)

Salary includes amounts deferred pursuant to salary reduction arrangements under the Motorola Solutions 401(k) Plan (the “401(k) Plan”) and the Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”).

(2)	In 2021, the amount in column (d) reflects a bonus paid to Dr. Saptharishi at the discretion of management (prior to his appointment as an executive officer) to recognize his strong performance.
(3)

In 2023, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2023-2025 LRIP awarded in the form of PSUs and MSUs. Stock awards in column (e) during fiscal year 2023 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi	Dr. Naik
2023 MSUs	$6,599,933	$1,333,157	$1,449,890	$1,333,157	$666,578
2023-2025 LRIP PSUs	8,667,744	1,751,102	1,903,992	1,751,102	875,551

TOTAL	$15,267,677	$3,084,259	$3,353,882	$3,084,259	$1,542,129

In 2022, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2022-2024 LRIP awarded in the form of PSUs and MSUs. Stock awards in column (e) during fiscal year 2022 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi
2022 MSUs	$5,162,373	$1,149,852	$1,216,500	$999,956
2022-2024 LRIP PSUs	5,794,371	1,290,715	1,365,568	1,122,296

TOTAL	$10,956,744	$2,440,567	$2,582,068	$2,122,252

60	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

In 2021, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2021-2023 LRIP awarded in the form of PSUs and MSUs. Dr. Saptharishi received grants of 2021-2023 LRIP PSUs and $712,562 in RSUs in 2021 and did not receive a 2021 MSU grant. In addition to the amount shown below for Mr. Molloy, he received a grant of $191,522 in RSUs in recognition of his leadership in the sales and services organization. Stock awards in column (e) during fiscal year 2021 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi
2021 MSUs	$4,916,523	$1,066,496	$1,133,176	$0
2021-2023 LRIP PSUs	5,584,943	1,211,649	1,287,377	371,312

TOTAL	$10,501,466	$2,278,145	$2,420,553	$371,312

(4)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, “Share-Based Compensation and Other Incentive Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. If maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $34,869,226 for Mr. Brown, $7,044,067 for Mr. Winkler, $7,659,586 for Mr. Molloy, $7,044,067 for Dr. Saptharishi, and $3,522,034 for Dr. Naik. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $16,499,764 for Mr. Brown, $3,332,992 for Mr. Winkler, $3,624,661 for Mr. Molloy, $3,332,992 for Dr. Saptharishi, and $1,666,312 for Dr. Naik.

(5)

In 2023, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2023 STIP. The full amount of the 2021-2023 LRIP was granted in the form of PSUs in 2021, and is therefore reflected in column (e) for 2021.

In 2022, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2022 STIP and under the 2020-2022 LRIP. All of the 2020-2022 LRIP for Mr. Brown and 50% of the 2020-2022 LRIP for Mr. Molloy was granted in the form of PSUs in 2020, and are therefore reflected in column (e) for 2020. The other 50% of the 2020-2022 LRIP for Mr. Molloy was paid in cash and is reflected in column (g) for 2022. The 2020-2022 LRIP for Mr. Winkler and Dr. Saptharishi was paid 50% in stock and 50% in cash and is reflected in column (g) for 2022. Earned payments in column (g) during fiscal year 2022 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi
2022 STIP	$3,276,785	$1,022,075	$1,166,037	$980,672
2020-2022 LRIP (paid in stock)	0	282,136	0	240,752
2020-2022 LRIP (paid in cash)	0	282,136	933,333	240,752

TOTAL	$3,276,785	$1,586,347	$2,099,370	$1,462,176

In 2021, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2021 STIP and under the 2019-2021 LRIP. All of the 2019-2021 LRIP for Mr. Brown and 50% of the 2019-2021 LRIP for Mr. Molloy was granted in the form of PSUs in 2019, and are therefore reflected in column (e) for 2019. The other 50% of the 2019-2021 LRIP for Mr. Molloy was paid in cash and is reflected in column (g) for 2021. The 2019-2021 LRIP for Mr. Winkler and Dr. Saptharishi was paid 50% in stock and 50% in cash and is reflected in column (g) for 2021. Earned payments in column (g) during fiscal year 2021 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi
2021 STIP	$2,940,000	$831,148	$980,926	$501,795
2019-2021 LRIP (paid in stock)	0	239,531	0	187,688
2019-2021 LRIP (paid in cash)	0	239,531	729,167	187,688

TOTAL	$2,940,000	$1,310,210	$1,710,093	$877,171

(6)

The amounts in column (h) represent the aggregate change in actuarial present value of the respective NEO’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2022 to Dec. 31, 2023	$1,247	$0	$1,247
	Dec. 31, 2021 to Dec. 31, 2022	($51,334)	$0	($51,334)
	Dec. 31, 2020 to Dec. 31, 2021	$1,273	$5,329	$6,602
Jason J. Winkler	Dec. 31, 2022 to Dec. 31, 2023	$1,617	$0	$1,617
	Dec. 31, 2021 to Dec. 31, 2022	($75,464)	$0	($75,464)
	Dec. 31, 2020 to Dec. 31, 2021	($3,285)	$188,611	$185,326
John P. Molloy	Dec. 31, 2022 to Dec. 31, 2023	$3,591	$0	$3,591
	Dec. 31, 2021 to Dec. 31, 2022	($159,181)	$0	($159,181)
	Dec. 31, 2020 to Dec. 31, 2021	($5,175)	$141,343	$136,168
Mahesh Saptharishi	Dec. 31, 2022 to Dec. 31, 2023	$0	$0	$0
	Dec. 31, 2021 to Dec. 31, 2022	$0	$0	$0
	Dec. 31, 2020 to Dec. 31, 2021	$0	$0	$0
Rajan S. Naik	Dec. 31, 2022 to Dec. 31, 2023	$0	$0	$0

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	61

(7)

The amounts in column (i) for 2023 consist of (A) perquisite costs for personal use of Company aircraft, security system monitoring, financial planning, guest attendance at Company events, and executive annual physical exams; and (B) Company matching contributions to the Deferred Compensation Plan (on a pre-tax basis) and the 401(k) Plan. The amounts of the Company’s matching contributions to the Deferred Compensation Plan (on a pre-tax basis) for our participating NEOs was $50,000. The aggregate incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. The aggregate incremental cost to the Company for security system monitoring consists of the costs incurred during the year for system monitoring and maintenance. Specific perquisites applicable to each NEO are identified by an “X” below, and where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites, the dollar amount is given.

	Perquisites					Company Defined Contribution Plans

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Guest Attendance at Company Events	Executive Annual Physical Exam	Deferred Compensation Plan Match	401K Plan Match
Gregory Q. Brown	$237,746	X	X		X	$50,000	$13,200
Jason J. Winkler	X		X	X	X	$50,000	$13,200
John P. Molloy			X	X	X		$12,623
Mahesh Saptharishi							$13,200
Rajan S. Naik				X			$13,200

(8)

Even though LRIP awards are generally made only once per year, for NEOs other than the CEO, there are two LRIP awards reflected for 2021 and 2022, due to the transition from a cash-based LRIP (which is reported in the “Non-Equity Incentive Plan Compensation” column in the year earned) to a PSU-based LRIP (which is reported in the “Stock Awards” column in the year granted). More specifically, in 2021-2022, the values of both (i) the payout of the 2019-2021 and 2020-2022 LRIP (to the extent these awards were paid in cash or stock) and (ii) the grant of the 2021-2023 and 2022-2024 LRIP PSUs (to the extent these awards were granted in PSUs) are included in the Summary Compensation Table. For 2023, only the value of granted LRIP PSUs is reported.

62	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2023

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(1)(2)(3) (g)		Maximum (#) (h)
Gregory Q. Brown	STIP	1/1/2023	(5)	0	3,037,500	5,953,500	–	–		–	–	–	–	–
	MSUs	3/9/2023		–	–	–	13,230	22,050	(6)	44,100	–	–	–	6,599,933
	POs	3/9/2023		–	–	–	16,156	53,855	(7)	134,637	–	–	265.18	6,599,930
	PSUs	3/9/2023		–	–	–	7,466	24,888	(8)	62,220	–	–	–	8,667,744
Jason J. Winkler	STIP	1/1/2023	(5)	0	1,008,558	1,976,773	–	–		–	–	–	–	–
	MSUs	3/9/2023		–	–	–	2,672	4,454	(6)	8,908	–	–	–	1,333,157
	POs	3/9/2023		–	–	–	3,263	10,879	(7)	27,197	–	–	265.18	1,333,221
	PSUs	3/9/2023		–	–	–	1,508	5,028	(8)	12,570	–	–	–	1,751,102
John P. Molloy	STIP	1/1/2023	(5)	0	1,136,106	2,226,767	–	–		–	–	–	–	–
	MSUs	3/9/2023		–	–	–	2,906	4,844	(6)	9,688	–	–	–	1,449,890
	POs	3/9/2023		–	–	–	3,549	11,831	(7)	29,577	–	–	265.18	1,449,889
	PSUs	3/9/2023		–	–	–	1,640	5,467	(8)	13,667	–	–	–	1,903,992
Mahesh Saptharishi	STIP	1/1/2023	(5)	0	1,008,558	1,976,773	–	–		–	–	–	–	–
	MSUs	3/9/2023		–	–	–	2,672	4,454	(6)	8,908	–	–	–	1,333,157
	POs	3/9/2023		–	–	–	3,263	10,879	(7)	27,197	–	–	265.18	1,333,221
	PSUs	3/9/2023		–	–	–	1,508	5,028	(8)	12,570	–	–	–	1,751,102
Rajan S. Naik	STIP	1/1/2023	(5)	0	560,317	1,098,222	–	–		–	–	–	–	–
	MSUs	3/9/2023		–	–	–	1,336	2,227	(6)	4,454	–	–	–	666,578
	POs	3/9/2023		–	–	–	1,631	5,439	(7)	13,597	–	–	265.18	666,549
	PSUs	3/9/2023		–	–	–	754	2,514	(8)	6,285	–	–	–	875,551

(1)

In the aggregate, the MSUs (at target) described in this table represent approximately 0.02% of the total shares of Common Stock outstanding on February 5, 2024. MSUs are not eligible for dividend equivalent rights. Each of these MSU target awards was granted under the Omnibus Plan. The fair value for MSUs is determined using a Monte Carlo simulation model.

(2)

In the aggregate, the POs (at target) described in this table are exercisable for approximately 0.06% of the total shares of Common Stock outstanding on February 5, 2024. All option awards were granted under our Omnibus Plan. All POs entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The POs carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. POs may be transferred to family members or certain entities in which family members have an interest.

(3)

In the aggregate, the PSUs (at target) described in this table represent approximately 0.03% of the total shares of Common Stock outstanding on February 5, 2024. PSUs are not eligible for dividend equivalent rights. Each of these PSU target awards was granted under the Omnibus Plan. The fair value for PSUs is determined using a Monte Carlo simulation model.

(4)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(5)

These grants were made pursuant to the STIP for the 2023 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 36. Threshold payouts assume the minimum individual and business performance factors of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.

(6)

MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation.

(7)

POs are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative TSR percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(8)

These PSU grants are for the 2023-2025 LRIP. Awards under the 2023-2025 LRIP cycle are denominated in PSUs and are granted at target on the grant date. For a discussion of the LRIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 36. Actual shares are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative TSR percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	63

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

	Option Awards								Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Gregory Q. Brown	3/9/2015	199,123	(2)	0			66.57	3/9/2025	3/8/2021				17,744	(3)	5,555,469
	3/10/2016	307,765	(4)	0			71.22	3/10/2026	3/8/2021				68,587	(5)	21,473,904
	3/9/2017	378,435	(6)	0			81.37	3/9/2027	3/10/2022				28,194	(7)	8,827,259
	3/8/2018	182,210	(8)	0			108.47	3/8/2028	3/10/2022				58,057	(9)	18,177,066
	3/22/2019	140,460	(10)	0			138.64	3/22/2029	3/9/2023				44,100	(17)	13,807,269
	3/13/2020	105,691	(11)	0			154.95	3/13/2030	3/9/2023				62,220	(18)	19,480,460
	3/8/2021	0			203,435	(12)	179.21	3/8/2031
	3/10/2022	0			152,320	(13)	222.30	3/10/2032
	3/9/2023	0			134,637	(16)	265.18	3/9/2033
TOTAL		1,313,684		0	490,392					0		0	278,902		87,321,427
Jason J. Winkler	3/8/2018	2,424	(14)	0			108.47	3/8/2028	3/8/2021				3,848	(3)	1,204,770
	10/1/2018	3,767	(14)	0			128.19	10/1/2028	3/8/2021				14,880	(5)	4,658,779
	3/7/2019	3,281	(14)	0			139.49	3/7/2029	3/10/2022				6,280	(7)	1,966,205
	3/13/2020	4,727	(14)	0			154.95	3/13/2030	3/10/2022				12,932	(9)	4,048,880
	7/1/2020	7,552	(14)	0			135.97	7/1/2030	3/9/2023				8,908	(17)	2,789,006
	3/8/2021	0			44,135	(12)	179.21	3/8/2031	3/9/2023				12,570	(18)	3,935,541
	3/10/2022	0			33,930	(13)	222.30	3/10/2032
	3/9/2023	0			27,197	(16)	265.18	3/9/2033
TOTAL		21,751		0	105,262					0		0	59,418		18,603,181
John P. Molloy	3/22/2019	31,599	(10)	0			138.64	3/22/2029	3/8/2021				4,090	(3)	1,280,538
	3/13/2020	23,985	(11)	0			154.95	3/13/2030	3/8/2021				15,810	(5)	4,949,953
	3/8/2021	0			46,892	(12)	179.21	3/8/2031	6/1/2021	324	(14)	101,441
	6/1/2021	3,390	(14)	1,695			205.14	6/1/2031	3/10/2022				6,644	(7)	2,080,170
	3/10/2022	0			35,897	(13)	222.30	3/10/2032	3/10/2022				13,682	(9)	4,283,697
	3/9/2023	0			29,577	(16)	265.18	3/9/2033	3/9/2023				9,688	(17)	3,033,216
									3/9/2023				13,667	(18)	4,279,001
TOTAL		58,974		1,695	112,366					324		101,441	63,581		19,906,575
Mahesh Saptharishi	2/1/2019	37,009	(15)	0			118.37	2/1/2029	3/8/2021	551	(14)	172,513
	3/1/2019	6,388	(14)	0			143.61	3/1/2029	3/8/2021				2,990	(5)	936,139
	3/13/2020	4,431	(14)	0			154.95	3/13/2030	5/3/2021	353	(14)	110,521
	3/8/2021	1,597	(14)	798			179.21	3/8/2031	6/1/2021	406	(14)	127,115
	5/3/2021	3,058	(14)	1,528			188.76	5/3/2031	11/18/2021				1,570	(5)	491,551
	6/1/2021	4,238	(14)	2,118			205.14	6/1/2031	3/10/2022				5,460	(7)	1,709,471
	3/10/2022	0			29,505	(13)	222.30	3/10/2032	3/10/2022				11,245	(9)	3,520,697
	3/9/2023	0			27,197	(16)	265.18	3/9/2033	3/9/2023				8,908	(17)	2,789,006
									3/9/2023				12,570	(18)	3,935,541
TOTAL		56,721		4,444	56,702					1,310		410,149	42,743		13,382,405
Rajan S. Naik	1/2/2018	3,568	(14)	0			90.55	1/2/2028	3/8/2021				1,890	(3)	591,740
	3/8/2018	8,033	(14)	0			108.47	3/8/2028	3/8/2021				7,307	(5)	2,287,749
	3/22/2019	15,167	(10)	0			138.64	3/22/2029	3/10/2022				3,048	(7)	954,298
	3/13/2020	11,243	(11)	0			154.95	3/13/2030	3/10/2022				6,277	(9)	1,965,266
	3/8/2021	0			21,680	(12)	179.21	3/8/2031	3/9/2023				4,454	(17)	1,394,503
	3/10/2022	0			16,472	(13)	222.30	3/10/2032	3/9/2023				6,285	(18)	1,967,771
	3/9/2023	0			13,597	(16)	265.18	3/9/2033
TOTAL		38,011		0	51,749					0		0	29,261		9,161,327

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 29, 2023 of $313.09 per share.
(2)

These POs vested in one installment on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 9, 2018, these POs vested at 150% of target.

64	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

(3)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 8, 2021 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 8, 2022, the first anniversary of the grant date, our stock had appreciated by 22%; therefore, one-third of the award was earned at 122% of target. On March 8, 2023, the second anniversary of the grant date, our stock had appreciated by 47%; therefore, one-third of the award was earned at 147% of target. Table reflects maximum with respect to the unvested one-thirds of the award.

(4)

These POs vested in one installment on the third anniversary of the March 10, 2016 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 10, 2019, these POs vested at 250% of target.

(5)

These PSUs vest in one installment based on the Company’s TSR performance from January 1, 2021 until December 31, 2023 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated in accordance with the payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 8, 2024. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(6)

These POs vested in one installment on the third anniversary of the March 9, 2017 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 9, 2020, these POs vested at 250% of target.

(7)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 10, 2022 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 10, 2023, the first anniversary of the grant date, our stock had appreciated by 21%; therefore, one-third of the award was earned at 121% of target. Table reflects maximum with respect to the unvested two-thirds of the award.

(8)

These POs vested in one installment on the third anniversary of the March 8, 2018 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 8, 2021, these POs vested at 200% of target.

(9)

These PSUs vest in one installment based on the Company’s total shareholder return performance from January 1, 2022 until December 31, 2024 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated based on a payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 10, 2025. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(10)

These POs vested in one installment on the third anniversary of the March 22, 2019 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 22, 2022, these POs vested at 175% of target.

(11)

These POs vested in one installment on the third anniversary of the March 13, 2020 grant date based on a payout factor that corresponds with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 13, 2023, these POs vested at 175% of target.

(12)

These POs vest in one installment on the third anniversary of the March 8, 2021 grant date based on a payout factor that corresponds with our relative TSR percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(13)

These POs vest in one installment on the third anniversary of the March 10, 2022 grant date based on a payout factor that corresponds with our relative TSR percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(14)	The grant vests or vested in three equal annual installments commencing on the first anniversary of the grant date.
(15)	The grant vested in four equal annual installments commencing on the first anniversary of the grant date.
(16)

These POs vest in one installment on the third anniversary of the March 9, 2023 grant date based on a payout factor that corresponds with our relative TSR percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(17)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 9, 2023 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. Table reflects maximum.

(18)

These PSUs vest in one installment based on the Company’s total shareholder return performance from January 1, 2023 until December 31, 2025 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated based on a payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 9, 2026. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

OPTION EXERCISES AND STOCK VESTED IN 2023

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	366,283	84,272,153	77,954	20,444,499
Jason J. Winkler	13,767	3,136,241	6,847	1,827,303
John P. Molloy	76,819	17,721,250	14,144	3,720,575
Mahesh Saptharishi	0	0	6,396	1,690,343
Rajan S. Naik	0	0	6,438	1,690,533

(1)

The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised. The market price of the underlying securities is based on the price of a share of our Common Stock as reported on the NYSE.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price as reported on the NYSE of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price as reported on the NYSE is used for the purpose of this calculation.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	65

NONQUALIFIED DEFERRED COMPENSATION IN 2023

The Motorola Solutions Management Deferred Compensation Plan, as amended and restated effective as of June 1, 2013 (the “Deferred Compensation Plan”) allows eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2023. Motorola Solutions provides 100% matching contributions on up to 4% of eligible compensation deferred above IRS qualified plan limits ($330,000 in 2023), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan does not provide for the payment of above-market or preferential earnings on compensation deferred thereunder. Each of the NEOs, except Dr. Saptharishi and Dr. Naik, participated in the Deferred Compensation Plan in 2023.

Name(1) (a)	Executive Contributions in Last FY ($)(2) (b)	Registrant Contributions in Last FY ($)(3) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Gregory Q. Brown	3,961,606	48,825	897,936	0	6,421,361

Jason J. Winkler	956,270	48,825	520,948	-99,558	3,458,710

John P. Molloy	110,721	0	224,207	0	1,672,131

(1)	Dr. Saptharishi and Dr. Naik did not participate in the Deferred Compensation Plan in 2023.
(2)

The amounts shown in this column reflect executive contributions that were deferred from the applicable NEOs’ base salaries (with respect to Messrs. Brown, Winkler and Molloy), the applicable NEO’s 2022 STIP (with respect to Messrs. Brown, Winkler and Molloy), and the applicable NEO’s 2020-2022 LRIP cash payment (with respect to Messrs. Winkler and Molloy), under the Deferred Compensation Plan, which amounts are also reported as part of “Salary” (for base salary) in the 2023 Summary Compensation Table and “Non-Equity Incentive Plan Compensation” (for the 2022 STIP and 2020-2022 LRIP cash payment), respectively, in the 2022 Summary Compensation Table.

(3)

The amounts shown in this column reflect company contributions under the Deferred Compensation Plan after applicable taxes have been withheld on such amounts. These amounts are also reported as part of “All Other Compensation” in the 2023 Summary Compensation Table on a pre-tax basis.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2023.

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2023

* Short-Term Investment Fund	Money Market	5.21%

* Short-Term Bond Fund	Short-Term Bond	4.26%

* Intermediate-Term Bond Fund	Intermediate-Term Bond	5.50%

* Large Company Equity Fund	Large Cap Blend	26.28%

* Mid-Sized Company Equity Fund	Mid Cap Blend	16.49%

* Small Company Equity Fund	Small Cap Blend	17.13%

* International Equity Fund	International Large Blend	15.50%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

RETIREMENT PLANS

We offered the Motorola Solutions Pension Plan, a defined benefit pension plan, to eligible employees (including NEOs) hired before January 1, 2005. The Motorola Solutions Pension Plan was a qualified plan with two different benefit formulas. Effective January 1, 2005, newly hired employees were no longer eligible to participate in the Motorola Solutions Pension Plan. Effective March 1, 2009, all future benefit accruals and compensation increases automatically ceased for all individuals who were participants as of February 28, 2009. In connection with the December 3, 2014 termination of the Motorola Solutions Pension Plan, a new pension plan was adopted with the same terms and conditions as the Motorola Solutions Pension Plan, and the benefits for eligible employees did not change. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

66	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

The Company also offers a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and benefit service, offset by an estimated age 65 Social Security benefit. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit. The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting and benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and/or Roth after-tax contributions, up to the first 4% of eligible compensation. Employees are permitted to contribute up to 75% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 10% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

PENSION BENEFITS IN 2023

Assumptions described in Note 8, “Retirement Benefits,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are also used below and incorporated by reference.

Name(1) (a)	Plan Name (b)	Number of Years Credited Service (#)(2) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Gregory Q. Brown	Pension Plan (Portable Pension Plan)	6 Years 2 Months	148,078	0

Jason J. Winkler	Pension Plan (Portable Pension Plan)	7 Years 7 Months	100,683	0

John P. Molloy	Pension Plan (Portable Pension Plan)	14 Years 8 Months	236,359	0

(1)	Dr. Saptharishi and Dr. Naik joined the Company in 2018 and 2016, respectively and are therefore not eligible to participate in the Pension Plan.
(2)

When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service.

EMPLOYMENT CONTRACTS

Certain elements of compensation set forth in the 2023 Summary Compensation Table and Grants of Plan-Based Awards in 2023 Table reflect the terms of our employment agreement with Gregory Q. Brown, as further described below.

Employment Agreement with Gregory Q. Brown

During 2023, Gregory Q. Brown was employed as the Company’s Chief Executive Officer pursuant to an employment agreement originally entered into on August 27, 2008 and subsequently amended on each of December 15, 2008, May 28, 2010 and March 10, 2014 (as amended, the “employment agreement”). The employment agreement memorializes Mr. Brown’s base salary of not less than $1,200,000, an annual bonus target of not less than 150% of base salary, and a long-range incentive award target of not less than 250% of base salary. The employment agreement has an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. The Compensation and Leadership Committee determines Mr. Brown’s compensation on an annual basis, which cannot be lower than the amounts described above.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	67

In the event of Mr. Brown’s termination of employment by the Company “without cause” or by Mr. Brown for “good reason,” Mr. Brown will be entitled to, among other items and in general: (1) accrued and unpaid obligations (including base salary, vacation pay, undistributed bonuses and reimbursement of certain business expenses); (2) a lump sum severance payment equal to two times (prior to a change in control) or three times (on or within 24 months of a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (on or within 24 months of a change in control) of medical benefits continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all outstanding equity awards (on or within 24 months of a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay and reimbursement of certain business expenses. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to, among other items, accrued and unpaid obligations (including base salary, vacation pay, undistributed bonuses and reimbursement of certain business expenses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a material reduction in salary, bonus targets, or aggregate level of employee benefits; (2) a diminution in title or material diminution in position, authority, duties or responsibilities, subject to certain exceptions; (3) a failure to continue on the Board or material negative change in reporting structure; (4) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (5) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (6) any other material breach by the Company of the employment agreement.

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives. Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Mr. Brown is also not entitled to a gross up for excise taxes on excess parachute payments.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan, amended and restated in 2014 (the “CIC Severance Plan”), is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan

Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice President • Senior Vice President

CIC Cash Severance Multiple	Two times sum of current base salary and current target annual bonus

Medical Benefit Continuation	Two years

Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.

Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason;” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” “Disability,” death or retirement under a mandatory retirement policy; or in the event of an anticipatory termination in connection with a Change in Control of the Company;

68	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date as well as earned and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive bonus for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are change in control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the stock options and RSUs under the “Involuntary Termination-Change in Control” column of the Termination and Change in Control Table for 2023. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	69

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S.-based elected officers and Appointed Vice Presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan, amended and restated in 2014 (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Appointed Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan

Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•   Executive Vice President

•   Senior Vice President

•   Corporate Vice President

•   Appointed Vice President

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, and must execute a general release of claims in favor of the Company

Severance Amount	• Appointed Vice President – 9 months of base salary • Corporate Vice President and above – 12 months of base salary

Definition of Severance Bonus	Pro rata STIP or Annual Incentive Plan, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable

Medical Benefit Continuation	• Appointed Vice President – 9 months of medical plan coverage • Corporate Vice President and above – 12 months of medical plan coverage

Career Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services

Financial Planning	Appointed Vice President and above – through the later of 12 months following separation or April 30 of calendar year following year of separation

Advance Notification to Participant of Plan Amendment	One year

In particular, under the Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause;” (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•

qualifying participants who execute a prescribed release of claims in favor of the Company, are not in breach of any covenants or other agreements with the Company and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of Appointed Vice Presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

qualifying participants would receive (a) 12 months (nine months in the case of Appointed Vice Presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of career outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

•

any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable change in control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

70	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2023

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2023. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2023.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$8,775,000	$0	$0	$0	$8,775,000	$13,162,500

Accrued but Unused Vacation Pay	38,942	38,942	38,942	38,942	38,942	38,942

Short-Term Incentive(3)	3,310,875	3,310,875	3,310,875	0	3,310,875	3,037,500

Long-Term Incentives

• Stock Options (Unvested and Accelerated or Continued Vesting)(4)	16,426,004	15,442,092	19,006,197	0	16,426,004	19,006,197

• Restricted, Performance and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	19,064,676	16,372,415	29,158,072	0	19,064,676	29,158,072

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	29,491	0	0	0	29,491	44,236

Financial Planning Continuation	0	14,000	14,000	0	14,000	14,000

TOTAL	$47,644,988	$35,178,324	$51,528,086	$38,942	$47,658,988	$64,461,447

Jason J. Winkler

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$815,000	$3,667,500

Accrued but Unused Vacation Pay	23,510	23,510	23,510	23,510	0	23,510

Short-Term Incentive(3)	0	0	1,099,328	0	1,099,328	1,008,558

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	4,116,932	0	2,363,518	4,116,932

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	6,173,822	0	1,907,031	6,173,822

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	856	1,711

Financial Planning Continuation	0	14,000	14,000	0	14,000	14,000

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$23,510	$37,510	$11,427,592	$23,510	$6,217,733	$15,006,033

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	71

John P. Molloy

Executive Vice President and Chief Operating Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$915,000	$4,117,500

Accrued but Unused Vacation Pay	26,394	26,394	26,394	26,394	0	26,394

Short-Term Incentive(3)	0	1,733,697	1,238,355	0	1,238,355	1,136,106

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	4,564,639	0	2,602,621	4,564,639

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	6,723,295	0	2,089,876	6,723,295

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	19,119	38,238

Financial Planning Continuation	0	14,000	14,000	0	14,000	14,000

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$26,394	$1,774,091	$12,566,683	$26,394	$6,896,971	$16,620,172

Mahesh Saptharishi

Executive Vice President and Chief Technology Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$815,000	$3,667,500

Accrued but Unused Vacation Pay	15,673	15,673	15,673	15,673	0	15,673

Short-Term Incentive(3)	0	0	1,099,328	0	1,099,328	1,008,558

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	2,118,167	0	305,049	2,118,167

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	5,641,882	0	1,518,800	5,641,882

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	14,221	28,442

Financial Planning Continuation	0	14,000	14,000	0	14,000	14,000

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$15,673	$29,673	$8,889,050	$15,673	$3,784,398	$12,494,222

72	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

Rajan S. Naik

Senior Vice President, Strategy and Ventures

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$600,000	$2,340,000

Accrued but Unused Vacation Pay	17,308	17,308	17,308	17,308	0	17,308

Short-Term Incentive(3)	0	0	610,746	0	610,746	560,317

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	2,019,805	0	1,161,007	2,019,805

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	3,043,548	0	938,018	3,043,548

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	18,749	37,498

Financial Planning Continuation	0	14,000	14,000	0	14,000	14,000

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$17,308	$31,308	$5,705,407	$17,308	$3,360,520	$8,032,476

(1)

For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,350,000 and his short-term incentive target opportunity under the STIP is equal to 225% of base salary. Mr. Winkler’s base salary is equal to $815,000 and his short-term incentive target opportunity under the STIP is equal to 125% of actual earnings. Mr. Molloy’s base salary is equal to $915,000 and his short- term incentive target opportunity under the STIP is equal to 125% of actual earnings. Dr. Saptharishi’s base salary is equal to $815,000 and his short-term incentive target opportunity under the STIP is equal to 125% of actual earnings. Dr. Naik’s base salary is equal to $600,000 and his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings.

(2)

Under Involuntary Termination-Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in “Employment Agreement with Gregory Q. Brown” on page 67 of this Proxy Statement. Under Involuntary Termination-Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the CIC Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See “Executive Severance Plan” on page 70 of this Proxy Statement for further details.

(3)

Assumes the effective date of termination is December 31, 2023 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan. If the NEO does not meet the rule of retirement under the STIP on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement.

(4)

Assumes the effective date of termination is December 31, 2023 and the price per share of Common Stock on the date of termination is $313.09 per share, the closing price of the Common Stock on December 29, 2023. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. For Involuntary Termination-Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date, or beginning of the performance period, to the termination date. For Mr. Brown, under Voluntary Termination-Good Reason and Involuntary Termination-Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.

(5)

Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(6)

See “Nonqualified Deferred Compensation in 2023” on page 66 of this Proxy Statement for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.

(7)

Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination-Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination-Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination-Good Reason.

(8)

Mr. Brown’s employment agreement and our CIC Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

“Voluntary Termination-Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced from such total annual compensation as in effect during the 90-day period immediately preceding a Change in Control, (4) the Company requires regular performance of duties beyond a 50-mile radius from the

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	73

officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination–Retirement” means, for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the LRIP, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, the definition of “retirement” that appears in the primary retirement plan covering the individual; and for purposes of the Pension Plan, retirement after reaching age 55 with 3 years of service.

“Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination–For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination–Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

74	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

CEO PAY RATIO

Our CEO Pay Ratio for 2023, calculated in accordance with the requirements set forth in Item 402(u) of Regulation S-K, is approximately 311:1.

•	Material changes in our global workforce prompted the identification of a new median employee.

•

Mr. Brown’s total annual compensation, as disclosed in the 2023 Summary Compensation Table (“SCT”), was $28,178,498, which is an approximately 34% increase from 2022 primarily due to the Board’s decision to increase Mr. Brown’s 2023 LTI opportunity by 28% from $15.5 million in 2022 to $19.8 million in 2023.

•	The median of the annual total compensation of all our employees (other than Mr. Brown) was $90,726 in 2023.

We selected October 1, 2023 as the date to identify and select our median employee. As of that date, we had 20,772 global employees, excluding the CEO, in 57 countries. Of our 20,772 employees, 9,757 were located in the U.S. and 11,015 were located outside of the U.S. as of such date. Our median employee was identified using the Company’s global full-time, part-time, temporary and seasonal employees employed on October 1, 2023. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in the following 13 countries (1,036 total employees in non-U.S. jurisdictions excluded, which is just below 5.0% of our total workforce as of October 1, 2023 when we identified our median employee):

Countries Excluded	Number Employees

Algeria	10

Brazil	315

Chile	285

Ecuador	14

Egypt	13

Greece	4

Libya	4

Mexico	210

Pakistan	3

Peru	22

Philippines	5

Romania	18

Vietnam	133

Total Employees Excluded:	1,036

Annual base salary (converted to USD) and wages plus overtime were used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2023.

After identifying the median employee in 2023, as described above, the same median employee’s 2023 total annual compensation was calculated in the same manner as for the NEOs in the 2023 SCT and the CEO’s total annual compensation is the same as in the SCT.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	75

PAY VS. PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation and the Company’s financial performance.
The following required table discloses information on “
compensation
actually paid” (referred to as “CAP” throughout this section), as defined by Item 402(v) of Regulation
S-K,
to our principal executive officer (“PEO“) and (on average) to our other NEOs
(“Non-PEO
NEOs”) during the specified years with TSR and net income financial measures, as well as a Company-selected measure of one-year
relative TSR. The Company selected this measure as the most important in linking CAP to our NEOs for 2023 to Company performance, as relative TSR was the financial measure used for the majority of our 2021-2023 performance awards (totaling two-thirds
of target long-term incentive awards granted to our executives for that performance cycle), as described in more detail on page 46.

					Value of Initial Fixed $100 Investment Based On:

Year (a)	Summary Compensation Table Total for PEO ($) (b) (1)	Compensation Actually Paid to PEO ($) (c) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (d) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e) (3)(4)	Total Shareholder Return ($) (f) (5)	Peer Group Total Shareholder Return ($) (g) (5)(6)	Net Income ($ millions) (h) (7)	One-Year Relative Total Shareholder Return Percentile Rank (%) (i) (8)

2023	$28,178,498	$57,776,736	$6,206,675	$11,216,832	$205.78	$146.98	$1,709	69.9%

2022	$21,016,481	$19,817,153	$5,745,113	$6,254,463	$167.25	$122.01	$1,363	65.4%

2021	$19,980,639	$86,440,713	$4,923,478	$13,731,315	$173.87	$152.27	$1,245	89.8%

2020	$23,100,854	$24,335,560	$4,089,772	$4,567,727	$107.39	$100.63	$949	48.9%

(1)	Gregory Q. Brown served as our PEO for the full year for each of 2023, 2022, 2021, and 2020. The amounts in columns (b) and (c) include Mr. Brown’s compensation for 2020-2023.
(2)
The dollar amounts shown in column (c) reflect “compensation actually paid” to Mr. Brown, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to Mr. Brown during the applicable years. The amounts deducted and added to the PEO’s 2023 Summary Compensation Table total in order to determine the PEO’s 2023 CAP are as follows:

PEO – Reconciliation of SCT Total to CAP Total (column (c))	2023
SCT Total	28,178,498
Less SCT Change in Present Value of Pension Plan (a)	(1,247)
Less SCT Stock Awards (b)	(15,267,677)
Less SCT Option Awards (b)	(6,599,930)
Plus Pension Programs Service Cost (c)	0
Plus Pension Programs Prior Service Cost (c)	0
Plus Value of New Stock and Option Awards Granted in Current Year and Unvested as of Year End (d)	27,983,307
Plus Change in Value of Stock and Option Awards Granted in Prior Years and Unvested as of Year End (d)	22,826,501
Plus New Stock and Option Award Grants Value as of Vesting Date (d)	0
Plus Change in Value of Stock and Option Awards Granted in Prior Years as of Vesting Date (d)	657,284
Less Prior Year Value of Stock and Option Awards Forfeited or Cancelled (d)	0
Compensation Actually Paid	57,776,736

(a)	Represents the aggregate change in actuarial present value of the PEO’s benefits under all pension plans for each year, as previously reported in the applicable SCT.
(b)	Represents the aggregate grant date fair value of equity-based awards granted each year as computed in accordance with ASC Topic 718, as previously reported in the applicable SCT.
(c)
There was no service cost or prior service cost for our defined benefit pension plans because our executives who participate in those plans ceased accruing service credit under those plans when they were frozen in early 2009.

(d)	Reflects the fair value or change in fair value of equity-based awards, calculated in accordance with Regulation S-K Item 402(v)(2)(iii)(C).

(3)
For 2020, our
Non-PEO
NEOs included Messrs. Winkler and Molloy, and former executives Mark Hacker, Kelly Mark and Gino Bonanotte. For 2021, our
Non-PEO
NEOs included Messrs. Winkler and Molloy and Dr. Saptharishi, and former executives Mark Hacker and Kelly Mark. For 2022, our
Non-PEO
NEOs included Messrs. Winkler and Molloy and Dr. Saptharishi and former executive Mark Hacker. For 2023, our
Non-PEO
NEOs include Messrs. Winkler and Molloy, and Drs. Saptharishi and Naik.

76	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

(4)
The dollar amounts shown in column (e) reflect average CAP to our
Non-PEO
NEOs, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to our
Non-PEO
NEOs during the applicable years. The amounts deducted and added to the
Non-PEO
NEOs’ 2023 SCT total in order to determine the
Non-PEO
NEOs’ 2023 CAP are as follows:

Non-PEO NEOs (Average) – Reconciliation of SCT Total to CAP Total (column (e))	2023 Average
SCT Total	6,206,675
Less SCT Change in Present Value of Pension Plan (a)	(1,302)
Less SCT Stock Awards (b)	(2,766,132)
Less SCT Option Awards (b)	(1,195,720)
Plus Pension Programs Service Cost (c)	0
Plus Pension Programs Prior Service Cost (c)	0
Plus Value of New Stock and Option Awards Granted in Current Year and Unvested as of Year End (d)	5,069,859
Plus Change in Value of Stock and Option Awards Granted in Prior Years and Unvested as of Year End (d)	3,824,495
Plus New Stock and Option Award Grants Value as of Vesting Date (d)	0
Plus Change in Value of Stock and Option Awards Granted in Prior Years as of Vesting Date (d)	78,957
Less Prior Year Value of Stock and Option Awards Forfeited or Cancelled (d)	0
Compensation Actually Paid	11,216,832

(a)	Represents the aggregate change in actuarial present value of the Non-PEO NEOs’ benefits under all pension plans for each year, as previously reported in the applicable SCT.
(b)	Represents the aggregate grant date fair value of equity-based awards granted each year as computed in accordance with ASC Topic 718, as previously reported in the applicable SCT.
(c)
There was no service cost or prior service cost for our defined benefit pension plans because our executives who participate in those plans ceased accruing service credit under those plans when they were frozen in early 2009.

(d)	Reflects the fair value or change in fair value of equity-based awards, calculated in accordance with Regulation S-K Item 402(v)(2)(iii)(C).

(5)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019. For 2023, reflects the cumulative total shareholder return from December 31, 2019-December 31, 2023. For 2022, reflects the cumulative total shareholder return from December 31, 2019-December 31, 2022. For 2021, reflects the cumulative total shareholder return from December 31, 2019-December 31, 2021. For 2020, reflects the cumulative total shareholder return from December 31, 2019-December 31, 2020.

(6)
Reflects the market cap weighted total shareholder return of the S&P Communications Equipment Index. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P Communications Equipment Index, which is the industry peer group used for purposes of Item 201(e) of
Regulation S-K.
For a description of the separate peer group used by the Compensation and Leadership Committee, for purposes of determining compensation paid to our executive officers, refer to the section of this Proxy Statement on page 54 titled “Comparative Market Data – 2023 Peer Group.”

(7)	Reflects after-tax net income attributable to shareholders prepared in accordance with GAAP for each of the years shown. We do not use net income in our compensation programs.
(8)
Reflects the Company’s percentile rank based on
one-year
TSR relative to the S&P 500, which, for 2023, represents, in the Company’s assessment, the most important financial performance measure used to link NEO compensation actually paid to company performance for the most recently completed fiscal year. We have included one-year
relative TSR in the table in accordance with applicable SEC guidance. However, percentile rank based on three-year TSR relative to the S&P 500 is the measure actually used in the Company’s compensation programs. The Company’s three-year percentile rank was 89th for 2023, 78 th
for 2022, 79
th
for 2021 and 88
th

for 2020. This three-year measure represented 55% of 2023 target total compensation for Mr. Brown and an average of 45% of 2023 target total compensation for other NEOs. For additional detail regarding the calculation of this three-year measure, refer to the section of this Proxy Statement on page 53 titled “2023 Annual Compensation Elements – Long-Term Incentives – LTI Components.”

Relationship Between Pay and Performance
The following narrative and graphical comparisons provide descriptions of the relationship between certain figures included
in the Pay vs. Performance table for each of 2023, 2022, 2021, and 2020, including: (a) a comparison
of each financial performance measure (TSR, net income and the Company-selected measure) and the compensation actually paid to the PEO and to the other
Non-PEO
NEOs; and (b) the relationship between the Company’s TSR and the peer group TSR.
Compensation Actually Paid versus Company Performance
. The relationship between compensation actually paid and the Company’s financial performance over the three-year period shown in the table above is described in the following bullet points.
PEO

•
From 2022 to 2023, compensation actually paid to the CEO increased by $38.0 million or 192%. Over this same period, the Company’s TSR increased by 23%, net income increased by 25.4%, and one-year
relative TSR percentile rank increased by 7% (from 65.4
th
percentile rank to 69.9
th
percentile rank).

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	77

•
From 2021 to 2022, compensation actually paid to the CEO decreased by $66.6 million or 77%. Over this same period, the Company’s TSR decreased by 4%, net income increased by 9.5%, and one-year
relative TSR percentile rank decreased by 27% (from 89.8
th
percentile rank to 65.4
th
percentile rank).

•
From 2020 to 2021, compensation actually paid to the CEO increased by $62.1 million or 255%. Over this same period, the Company’s TSR increased by 62%, net income increased by 31%, and one-year
relative TSR percentile rank increased by 84% (from 48.9
th
percentile rank to 89.8
th
percentile rank).

Non-PEO
NEOs

•
From 2022 to 2023, compensation actually paid to the
Non-PEO
NEOs increased by $5.0 million or 79%. Over this same period, the Company’s TSR increased by 23%, net income increased by 25.4%, and one-year
relative TSR percentile rank increased by 7% (from 65.4
th
percentile rank to 69.9
th
percentile rank).

•
From 2021 to 2022, compensation actually paid to the
Non-PEO
NEOs decreased by $7.5 million or 54%. Over this same period, the Company’s TSR decreased by 4%, net income increased by 9.5%, and one-year
relative TSR percentile rank decreased by 27% (from 89.8
th
percentile rank to 65.4
th
percentile rank).

•
From 2020 to 2021, compensation actually paid to the
Non-PEO
NEOs increased by $9.2 million or 201%. Over this same period, the Company’s TSR increased by 62%, net income increased by 31%, and one-year
relative TSR percentile rank increased by 84% (from 48.9
th
percentile rank to 89.8
th
percentile rank).

Company TSR versus S&P Communications Equipment TSR.
The relationship between the Company’s TSR and the TSR of the S&P Communications Equipment Index is shown below:

The following table lists the three financial performance measures we believe represent the most important financial performance measures we use to link executive compensation actually paid to our NEOs for 2023 to Company performance:

2023 Most Important Performance Measures

• Relative TSR Percentile Rank

• Stock Price

• Non-GAAP Operating Earnings
For more information about how we use these financial performance measures in our compensation programs, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 36.

78	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions shareholders	4,007,296 (2)(3)	$138.66	11,713,233 (4)
Equity compensation plans not approved by Motorola Solutions shareholders	–	–	–

(1)	The weighted-average exercise price does not include outstanding RSUs or DSUs.
(2)	Includes shares subject to outstanding options granted under the Omnibus Plan.
(3)
Includes an aggregate of 1,642,345 RSUs or DSUs that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan. Each RSU or DSU is intended to be the economic equivalent of one share of Common Stock. It does not include 1,992 RSUs which provide by their terms for cash settlement.

(4)
Of these shares: (i) 4,539,647 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 7,173,586 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, RSUs, DSUs, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of cash-based awards under the Company’s LRIP.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	79

PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) was amended effective August 1, 2022 to authorize the exculpation of officers of Delaware corporations. Specifically, the amendments to the DGCL extend the opportunity for Delaware corporations to exculpate certain of their officers, in addition to their directors, for personal liability in limited circumstances. In light of these amendments, we are proposing to amend our Restated Certificate of Incorporation to provide for the exculpation of certain of our officers in specific circumstances, as permitted by the DGCL.

Both the DGCL and our proposed amendment would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any transaction in which the officer derived an improper personal benefit, or action by or in the right of the Company. The proposed amendment would not be retroactive to acts or omissions occurring prior to its effective date.

The proposed amendment to limit the scope of our officers’ liability is intended to strike a balance between shareholders’ interest in accountability and shareholders’ interest in attracting and retaining top talent. The Board has considered the benefits and detriments of eliminating our officers’ personal liability under these specific circumstances. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The Board believes that aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL empowers our officers to exercise their business judgment in furtherance of shareholder interests. In addition, the nature and the role of officers often requires them to make decisions on crucial matters and in response to time-sensitive opportunities and challenges. These demands can create substantial risk of investigations, claims or actions seeking to impose liability in hindsight regardless of merit, especially in the current litigious environment. This protection has long been afforded to directors. Accordingly, the Board believes the proposed amendment empowers our officers to best exercise their business judgment.

The Board has considered the narrow class and type of claims for which officers’ liability would be exculpated and the anticipated benefits to the Company and its shareholders, and has determined that it would be advisable and in the best interest of the Company and its shareholders to amend the Company’s Restated Certificate of Incorporation as described herein.

This description of the proposed amendment is a summary and is qualified by the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. You are urged to read the proposed amendment carefully and in its entirety.

The Board proposes to replace existing Section 1 of Article 7 of the Restated Certificate of Incorporation with the proposed Section 1 of Article 7 shown in the table below. The table also contains a comparison of the proposed Section 1 of Article 7 to the existing Section 1 of Article 7 showing the proposed changes (additions are indicated by blue text and underlining and deletions are indicated by ~~red strike-through text~~):

Existing Article 7, Section 1	Proposed Article 7, Section 1	Comparison

 ARTICLE 7

Section 1. Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not

ARTICLE 7

Section 1. Elimination of Certain Liability of Directors and Officers. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors only, under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to officers only, in any action by or in the right of the corporation.

ARTICLE 7

Section 1. Elimination of Certain Liability of Directors and Officers. No~~A~~ director or officer of the corporation shall ~~not~~ be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors only, under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to officers only, in any action by or in the right of the corporation.

80	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

Existing Article 7, Section 1	Proposed Article 7, Section 1	Comparison

personally liable as set forth in the preceding paragraph, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing two paragraphs by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director or officer, then a director or officer of the corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding paragraph, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing two paragraphs by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification. For purposes of this Article 7, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law as the same exists or hereafter may be amended.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director or officer, then a director or officer of the corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding paragraph, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing two paragraphs by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification. For purposes of this Article 7, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law as the same exists or hereafter may be amended.

The affirmative vote of the majority of the shares outstanding is required to approve the proposed amendment to the Company’s Restated Certificate of Incorporation. Abstentions and broker non-votes will have the effect of votes against the proposal.

If our shareholders approve the amendment, we intend to file a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the amendment to the Restated Certificate of Incorporation would become effective upon acceptance by the Delaware Secretary of State. We intend to make that filing if, and as soon as practicable after, this proposal is approved at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	81

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter that is available at www.motorolasolutions.com/investors/corporate-governance.html. The responsibilities of the Audit Committee include assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Audit Committee also appoints and retains the independent registered public accounting firm. On March 14, 2024, our Board determined that each current member of the Audit Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. Our Board also determined that (1) each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Our Board—Who We Are” on page 12 of this Proxy Statement, and (2) each member of the Audit Committee is “financially literate.”

The Audit Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2023, the Audit Committee met 10 times. The Audit Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Audit Committee meets privately with the independent registered public accounting firm, the chief financial officer, the chief audit officer, the chief ethics officer, the chief legal counsel and, from time to time, other members of management. Outside of formal meetings, Audit Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Audit Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (“SAS”) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Audit Committee monitors matters related to the independence of PwC, the Company’s independent registered public accounting firm since its appointment for the fiscal year ended December 31, 2019. As part of its monitoring activities, the Audit Committee reviews the relationships between PwC and the Company. After reviewing the relationships and discussing them with management, the Audit Committee discussed PwC’s overall relationship with the Company, as well as PwC’s objectivity and independence. Based on its review, the Audit Committee is satisfied with PwC’s independence.

PwC also has provided the Audit Committee with the written disclosures and the letter, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed and confirmed PwC’s independence from the Company and management with PwC. The Audit Committee also discussed with management, the internal auditors and PwC, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both PwC and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with PwC all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. With and without management present, the Audit Committee discussed and reviewed the results of PwC’s examination of the consolidated financial statements. The Audit Committee also discussed the results of the internal audit examinations. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023 with management and PwC. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and PwC has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2023 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal controls over financial reporting as of December 31, 2023. Management is responsible for maintaining adequate internal controls over financial reporting and for its assessment of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal controls over financial reporting and expressing an opinion thereon based on its

82	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

audit. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2023 and the report of PwC be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, the Audit Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of PwC with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Nicole Anasenes*

Dr. Ayanna M. Howard

Clayton M. Jones

*

Ms. Anasenes joined the Audit Committee as of February 21, 2024 and was not a member of the committee when it reviewed and discussed the recommendation referred to above, and, as such, did not participate in, and has not made an independent inquiry, as to the accuracy of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2023. Ms. Anasenes approved this Report of the Audit Committee solely based upon the advice and approvals of the other Audit Committee members.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	83

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee appoints and engages the independent registered public accounting firm annually. PwC served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2023 and December 31, 2022 and is serving in such capacity for the current fiscal year.

Audit Fees and All Other Fees

The aggregate fees billed by PwC for professional services to the Company were $8.1 million in each of 2023 and 2022. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition activities. The fees billed by PwC for tax services, which primarily related to multi-national tax compliance services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by PwC during 2023 and 2022.

(In millions)	2023	2022

Audit Fees	$7.3	$7.1

Audit-Related Fees	$0.1	$0.3

Tax Fees	$0.7	$0.7

All Other Fees	$0.0	$0.0

Total	$8.1	$8.1

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining PwC to audit the Company’s consolidated financial statements and internal controls over financial reporting for 2023 and 2022, PwC and other accounting firms were retained to provide auditing and advisory services in 2023. The Audit Committee has historically engaged PwC to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from PwC only when the services offered by the firm are competitive with other service providers and do not impair the independence of PwC.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by PwC. Below is a summary of the policy and the Company’s procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee Auditor Policy includes an approved list of services that PwC can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000, limited to a cumulative cap of $200,000, between Audit Committee meetings, for allowable audit and audit-related services, and to pre-approve fees less than $20,000, limited to a cumulative cap of $50,000, between Audit Committee meetings, for allowable tax services and fees. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible for reporting any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, formally approves updated audit, audit-related, tax and other services and fees.

In 2023, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

84	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

OUR SHAREHOLDERS

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on March 1, 2024 regarding the beneficial ownership of shares of Common Stock by: (i) each director and nominee for director of the Company, (ii) each NEO, and (iii) all directors and current executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Under these rules, the same shares may be beneficially owned by more than one person if there is shared power to vote and/or shared power to direct the disposition of the shares. Except as otherwise indicated in the footnotes below, to our knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge. Unless otherwise noted, the address of each beneficial owner listed below is c/o Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

Name	Shares of Common Stock Beneficially Owned(3)(4)	Percent of Common Stock Outstanding
Gregory Q. Brown(1)	1,764,426	1.05%

Jason J. Winkler	40,408	*

John P. Molloy	106,312	*

Mahesh Saptharishi	72,890	*

Rajan S. Naik	52,796	*

Nicole Anasenes	0	*

Kenneth D. Denman	2,374	*

Egon P. Durban(2)	0	*

Dr. Ayanna M. Howard	0	*

Clayton M. Jones	0	*

Judy C. Lewent	33,974	*

Gregory K. Mondre	70	*

Joseph M. Tucci	1,440	*

All directors, director nominees and current executive officers as a group (16 persons)	2,115,690	1.26%

*	Less than 1% of the Company’s outstanding Common Stock
(1)

Mr. Brown has shared voting and investment power over 192,896 shares included under “Shares of Common Stock Beneficially Owned”. He disclaims beneficial ownership over 116,527 shares held in trusts of which his wife is trustee, 74,149 shares held in trusts of which his son is trustee and 2,220 shares held by his wife.

(2)	Mr. Durban has not been nominated for re-election at the Annual Meeting.
(3)

For our NEOs and other executive officers, represents (i) shares subject to stock options that are or become exercisable within 60 days of March 1, 2024, (ii) shares underlying restricted stock units (“RSUs”) that are scheduled to vest within 60 days of March 1, 2024, (iii) shares underlying performance stock units (“PSUs”) that are scheduled to settle within 60 days of March 1, 2024, (iv) stock units that are deemed to be beneficially owned as of March 1, 2024, and (v) shares of Common Stock held, each as follows:

Name	Stock Options	RSUs	PSUs	Stock Units	Common Stock	Total
Gregory Q. Brown	1,313,684	0	54,870	37,579	358,293	1,764,426
Jason J. Winkler	21,751	0	11,904	0	6,753	40,408
John P. Molloy	58,974	0	12,648	0	34,690	106,312
Mahesh Saptharishi	57,519	551	3,648	0	11,172	72,890
Rajan S. Naik	38,011	0	5,846	0	8,939	52,796
All executive officers as a group, other than the NEOs listed above (3 individuals)	17,661	1,341	8,994	0	13,004	41,000

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	85

(4)

For our NEOs and other executive officers, does not include (i) shares underlying market stock units (“MSUs”) that vest upon achievement of performance objectives within 60 days of March 1, 2024, or (ii) shares subject to performance stock options (“POs”) that become exercisable within 60 days of March 1, 2024, each reported at target as follows:

Name	MSUs	POs	Total
Gregory Q. Brown	23,271	81,374	104,645
Jason J. Winkler	4,979	17,654	22,633
John P. Molloy	5,321	18,757	24,078
Mahesh Saptharishi	2,850	0	2,850
Rajan S. Naik	2,450	8,672	11,122

All executive officers as a group, other than the NEOs listed above (3 individuals)	3,169	7,514	10,683

(5)

For our non-employee directors, does not include DSUs. The table below shows DSUs (including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs) held separately, and in total with beneficially owned stock, as of March 1, 2024 by each non-employee director as follows:

Name	Deferred Stock Units	Shares of Common Stock Beneficially Owned	Total
Nicole Anasenes	113	0	113
Kenneth D. Denman	5,762	2,374	8,136
Egon P. Durban	21,112	0	21,112
Dr. Ayanna M. Howard	1,965	0	1,965
Clayton M. Jones	15,164	0	15,164
Judy C. Lewent	5,342	33,974	39,316
Gregory K. Mondre	21,451	70	21,521
Joseph M. Tucci	10,209	1,440	11,649

Principal Shareholders

The following table sets forth information as of March 1, 2024 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	13,627,859 shares of Common Stock	(2)	8.2%
Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	12,354,919 shares of Common Stock	(3)	7.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,396,567 shares of Common Stock	(4)	12.28%

(1)

The percentage calculations set forth above are based on 166,123,171 shares of Common Stock outstanding as of March 1, 2024 rather than the percentages set forth on various shareholders’ Schedule 13G filings.

(2)

Solely based on information in a Schedule 13G/A Amendment No. 1 filed with the SEC on January 25, 2024 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2023, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 12,325,570 shares, sole dispositive power as to 13,627,859 shares and no shared voting or dispositive power over any shares.

(3)

Solely based on information in a Schedule 13G/A Amendment No. 2 filed with the SEC on February 9, 2024 by Capital World Investors. The Schedule 13G/A indicates that as of December 29, 2023, Capital World Investors was the beneficial owner with sole voting power as to 12,311,046 shares, sole dispositive power as to 12,354,919 shares and no shared voting or dispositive power over any shares.

(4)

Solely based on information in a Schedule 13G/A Amendment No. 9 filed with the SEC on February 13, 2024 by The Vanguard Group. The Schedule 13G/A indicates that as of December 29, 2023, The Vanguard Group was the beneficial owner with shared voting power as to 223,183 shares, sole dispositive power as to 19,681,382 shares, shared dispositive power as to 715,185 shares and no sole voting power over any shares.

86	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

USER’S GUIDE

All shareholders may view and print this Proxy Statement and the 2023 Annual Report at the Company’s website at www.motorolasolutions.com/annualreports. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

VIRTUAL ANNUAL MEETING PHILOSOPHY

Our Annual Meeting will be a completely virtual meeting conducted via live audio webcast; there will be no physical meeting location. We have held our annual meeting of shareholders as a virtual meeting since the 2020 annual meeting of shareholders. In future years, the Company will continue to evaluate holding virtual versus in-person annual meetings of shareholders.

Our Board intends that the virtual meeting format provides shareholders a level of transparency comparable to traditional in-person meetings and takes the following steps to ensure such an experience:

•	Providing shareholders with the ability to submit appropriate questions real-time via the meeting website;

•	Answering as many questions submitted in accordance with the Rules of Conduct as possible in the time allotted for the meeting without discrimination;

•	Posting a webcast replay of the full Annual Meeting on our Investor Relations website for at least one year after the meeting; and

•	Offering separate engagement opportunities with shareholders as described in the “Shareholder Engagement” section on page 23 of this Proxy Statement.

INSTRUCTIONS FOR VIRTUAL ANNUAL MEETING

To participate in the virtual meeting if you are a shareholder of record, visit www.virtualshareholdermeeting.com/MSI2024 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card (if you receive a printed copy of the proxy materials), as well as your full name and email address. If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. You may begin to log into the meeting platform beginning at 9:15 a.m. Central Time on May 14, 2024. The meeting will begin promptly at 9:30 a.m. Central Time on May 14, 2024.

The virtual meeting platform is fully supported across browsers (Google Chrome, Safari, MS Edge, Mozilla Firefox) and desktop, laptop, tablet and mobile devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/MSI2024 and follow the instructions under “Ask a Question.” In order to submit a question during the meeting, you will be required to provide your 16-digit control number, name, and email address. More detailed guidelines for submitting questions during the meeting will also be available at www.virtualshareholdermeeting.com/MSI2024.

Our question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and will include certain procedural requirements, such as limiting repetitive or follow-up questions and limiting the number of questions asked by each individual shareholder, so that more shareholders will have an opportunity to ask questions. Questions pertinent to meeting matters will be answered during the question and answer session, subject to time constraints described in the Rules of Conduct. Questions not pertinent to meeting matters, such as those regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, will not be answered during the Annual Meeting.

If you encounter any technical difficulties accessing the virtual meeting during the check-in process at the meeting time, please dial the phone numbers displayed on the virtual meeting website on the meeting date. Technical support will be available starting at 9:15 a.m. Central Time on May 14, 2024 and will remain available through the end of the meeting.

Although the ability to vote and ask questions at the Annual Meeting will be available only to shareholders at the time of the meeting, guests will be able to view the Annual Meeting live by visiting www.virtualshareholdermeeting.com/MSI2024 and entering the designated guest portal. Additionally, following completion of the Annual Meeting, a webcast replay of the full Annual Meeting will be posted on our Investor Relations website at www.motorolasolutions.com/investors.html and remain there for at least one year.

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	87

VOTING MATTERS

Shareholders of Record and “Street Name” Holders

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares. If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

Shareholders Entitled to Vote at the Annual Meeting & Voting at the Annual Meeting as a Beneficial Owner

Only shareholders of record at the close of business on March 15, 2024 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, each share of Common Stock owned as of the close of business on the record date is entitled to one vote. On the record date, there were 166,605,744 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

If you are a beneficial owner of shares held in “street name” by a bank, broker, or other nominee, your bank, broker or nominee is considered the shareholder of record of those shares. As described above, beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your bank’s, broker’s or other nominee’s procedures for obtaining a legal proxy.

In order to vote shares at the Annual Meeting, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/MSI2024. If your shares are held directly in your own name, you will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

A list of shareholders entitled to vote at the meeting will be available for examination no later than the tenth day before the virtual Annual Meeting at our principal place of business (during usual business hours) by contacting www.motorolasolutions.com/investors.html. The registrar and transfer agent is EQ Shareowner Services. The Company’s stock symbol is MSI.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered shareholders to direct their vote by proxy without attending the Annual Meeting. Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. Such shareholders can:

•

Vote by Internet. The website address for internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the internet. You can use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time on Monday, May 13, 2024. Internet voting is available 24 hours a day. If you vote via the internet, you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card, if you received a printed copy of the proxy card, or by reviewing the Notice, which explains how to access your proxy card that contains such telephone number. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M. Eastern Time on Monday, May 13, 2024. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If your shares are held in “street name,” meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

Your Proxy at the Annual Meeting

If you are a shareholder of record and do not vote at the Annual Meeting, but have voted your shares by internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by our Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted–whether by internet, telephone or mail–and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by our Board with respect to those items as described below. For

88	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

information regarding how shares held in “street name” will be voted if you do not provide voting instructions to your broker, bank or other nominee, see “Holding Shares in ‘Street Name’ in the Name of a Bank, Broker or Other Nominee.”

Proposal		The Board Recommended Vote
Proposal 1 –	Election of Eight Director Nominees Named in this Proxy Statement for a One-Year Term	FOR
Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2024	FOR
Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	FOR
Proposal 4 –	Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Provide for the Exculpation of Certain Officers	FOR

Holding Shares in “Street Name” in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, bank, or other nominee, such nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “routine” items, but will not be permitted to vote the shares with respect to “non-routine” items (resulting in a “broker non-vote”). The ratification of the appointment of PricewaterhouseCoopers LLP is the only “routine” item. The election of directors, the advisory approval of the Company’s executive compensation and the approval of an amendment to the Company’s Restated Certificate of Incorporation are “non-routine” items.

Changing Your Vote

Registered shareholders can revoke their proxy and change their vote at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by internet, telephone or mail in accordance with the instructions in the Notice or the proxy card;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661, at any time before the close of voting at the Annual Meeting; or

•	Attending the Annual Meeting and electronically voting.

If your shares are held in “street name,” you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

Votes Required to Conduct Business at the Annual Meeting and Approve Proposals

In order for business to be conducted at the virtual Annual Meeting, a quorum must be present, which, under our Bylaws, is a majority of the shares entitled to vote represented in person or by proxy. Abstentions and broker non-votes are included in determining whether a quorum is present. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote for Proposal 1. Abstentions will have the same effect as a vote “Against” Proposals 2, 3 and 4. Broker non-votes will have no effect on the outcome of Proposal 3 and will have the same effect as a vote “Against” Proposal 4.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed

Proposal 1 –	Election of Eight Director Nominees Named in this Proxy Statement for a One-Year Term	Majority of the shares cast, which means more “For” votes than “Against” votes cast at the Annual Meeting or by proxy (for non-contested election); abstentions will have no effect	No

Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2024	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	Yes

Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	No

Proposal 4 –	Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Provide for the Exculpation of Certain Officers	Majority of the outstanding shares; abstentions will count as votes “Against”	No

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	89

With respect to Proposals 1, 2, 3 and 4 you may vote “FOR,” “AGAINST” or “ABSTAIN.”

With respect to Proposal 1, our Bylaws state that if a nominee for director who was in office prior to the Annual Meeting is not elected in an uncontested election, the director must tender their resignation from the Board. Thereafter, the Governance and Nominating Committee (or such other committee designated by the Board) will make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board will act on the recommendation of the Governance and Nominating Committee and publicly disclose its decision and its rationale within 90 days from the date the election results are certified.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our shareholders access to our proxy materials and 2023 Annual Report on the internet instead of sending a full set of printed proxy materials to all of our shareholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by distributing a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2024 Proxy Statement and 2023 Annual Report. The Notice also instructs you on how you may submit your proxy over the internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2023 Annual Report, is being mailed to shareholders on or about March 28, 2024.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, our Board did not know of any other matter to be raised at the Annual Meeting.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

90	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

IMPORTANT DATES FOR THE 2025 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder as described below and in the section titled “Director Nominating Process” on page 17 of this Proxy Statement. A candidate must be highly qualified and be both willing and expressly interested in serving on our Board. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration.

Shareholders may also directly nominate candidates to serve on our Board through our advance notice and proxy access provisions in our Bylaws, as described below. Candidates recommended by shareholders that comply with the procedures set forth in our Bylaws will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Shareholder Proposals for Inclusion in the Proxy Statement for the 2025 Annual Meeting of Shareholders

If a shareholder wishes to have a proposal formally considered at our 2025 Annual Meeting of Shareholders and have it included in our proxy materials for that meeting, the proposal must be received by the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 no later than November 28, 2024 (or, if the date of the 2025 Annual Meeting of Shareholders is moved by more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 14, 2025), the deadline will be a reasonable time before we begin to print and send our proxy materials, which date we will announce separately), and must comply with the requirements of Rule 14a-8 under the Exchange Act. We are not obligated to include any shareholder proposal in our proxy materials for the 2025 Annual Meeting of Shareholders if the proposal is received after that time.

Director Nominations for Inclusion in the Proxy Statement for the 2025 Annual Meeting of Shareholders

Our Bylaws allow an eligible shareholder, or a group of up to 20 eligible shareholders, owning at least three percent of our outstanding shares of Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on our Board that the common shareholders are entitled to elect, provided that the shareholder nominee, nominating shareholder and nomination process meet certain requirements outlined in Article III, Section 17 of our Bylaws, including that timely notice of such director nomination is provided. To be timely for the 2025 Annual Meeting of Shareholders, such written notice should be addressed and delivered to the Secretary, Motorola Solutions, Inc. at 500 West Monroe Street, Chicago, IL 60661. The notice of nomination must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2025 Annual Meeting of Shareholders and no later than January 27, 2025. If, however, the date of the 2025 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 14, 2025), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2025 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2025 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made.

As an illustrative example only of the notice deadlines described in the immediately preceding paragraph, if the 2025 Annual Meeting of Shareholders is held on May 14, 2025, then the deadlines would be as follows:

Hypothetical Meeting Date for 2025 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later Than:
May 14, 2025	January 14, 2025	January 27, 2025

As a second illustrative example only of the notice deadlines described above, if the 2025 Annual Meeting of Shareholders is held on June 18, 2025, then the deadlines would be as follows:

Hypothetical Meeting Date for 2024 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later than 5 PM Central Time on:
June 18, 2025	February 18, 2025	The later of April 19, 2025 or the 10th day after which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	91

Director Nominations or Shareholder Proposals for Presentation at the 2025 Annual Meeting of Shareholders

A shareholder wishing to submit a director nomination that is not intended for inclusion in our proxy materials for the 2025 Annual Meeting of Shareholders, or wishing to present a proposal at the 2025 Annual Meeting of Shareholders but not have it included in our proxy materials for the meeting, may do so in accordance with the advance notice procedures described in Article III, Section 13 of our Bylaws. Under the advance notice procedures in our Bylaws, such shareholder is required to give written notice addressed and delivered to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. The notice of nomination or proposal must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2025 Annual Meeting of Shareholders and no later than January 27, 2025. If, however, the date of the 2025 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 14, 2025), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2025 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2025 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made. Refer to “Director Nominations for Inclusion in the Proxy Statement for the 2025 Annual Meeting of Shareholders” above for two illustrative examples of the notice deadlines described herein.

The notice of nomination is required to contain certain information about both the director nominee and the nominating shareholder as set forth in Article III, Section 13 of our Bylaws, and the notice of proposal is required to include the specified information concerning the shareholder and the proposal as set forth in our Bylaws. A nomination or proposal that does not comply with the requirements set forth in our Bylaws will not be considered.

Director Nominations for the 2025 Annual Meeting of Shareholders Pursuant to the SEC’s New Universal Proxy Rules

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide written notice that sets forth the information required by our Bylaws and Rule 14a-19, which notice must be delivered to the Secretary of the Company within the applicable timeframes set forth in the advance notice procedures of our Bylaws described above.

92	Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

OTHER MATTERS

Our Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements generally include words such as “believes,” “expects,” “intends,” “aims,” “estimates,” “goal,” “target,” “may” and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those indicated or anticipated. Such forward-looking statements include, but are not limited to, any statements regarding: plans, strategies, objectives and expectations of management for future operations and financial measures of the Company; the Company’s expectations regarding publication of the corporate responsibility report and other ESG-related assessments and metrics; the Company’s intentions regarding filing a Certificate of Amendment to its Restated Certificate of Incorporation; and considerations for holding the Annual Meeting in a virtual format. Risks, uncertainties and other factors are described in our Annual Report on Form 10-K for the year ended December 31, 2023 and elsewhere in other documents we may file or furnish with the SEC. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Except to the extent required by law, we do not undertake, and we expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this Proxy Statement.

Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $25,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our 2023 Annual Report and this Proxy Statement, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure potentially provides extra convenience for shareholders and allows us to save money by reducing the number of documents we must print and mail, and helps us to reduce our environmental impact. If you are a shareholder that participates in householding and would like to revoke your householding consent, or if you are a shareholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling 1-800-579-1639 or emailing: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. If you revoke your householding consent, you will be removed from the householding program and separate copies of the relevant proxy materials will promptly be delivered to you.

A number of brokerage firms have also instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	93

APPENDIX A — AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS

CERTIFICATE OF AMENDMENT TO THE RESTATED

CERTIFICATE OF INCORPORATION

OF MOTOROLA SOLUTIONS, INC.

Motorola Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following amendment to the Restated Certificate of Incorporation of the Corporation, dated February 6, 2024 (the “Restated Certificate of Incorporation”), has been approved and adopted by the Corporation’s Board of Directors and has been duly adopted by a vote of the stockholders of the Corporation, at a meeting duly called, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation:

1.	Article 7, Section 1 of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE 7

Section 1. Elimination of Certain Liability of Directors and Officers. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors only, under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to officers only, in any action by or in the right of the corporation.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director or officer, then a director or officer of the corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding paragraph, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing two paragraphs by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification. For purposes of this Article 7, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law as the same exists or hereafter may be amended.

IN WITNESS WHEREOF, Motorola Solutions, Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by [●], its [●], this [●] day of [May], 2024.

MOTOROLA SOLUTIONS, INC.

[●]
[●]

Motorola Solutions Notice of 2024 Annual Meeting of Shareholders and Proxy Statement	A-1

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, May 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSI2024

You may participate in the meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, May 13, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Notice, Annual Report and Proxy Statement at www.ProxyVote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97786-P87707      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL NOMINEES LISTED BELOW:
1.	Election of Eight Director Nominees for a One-Year Term		For	Against	Abstain
	1a. Gregory Q. Brown		☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain

	1b. Nicole Anasenes		☐	☐	☐	2. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2024.		☐	☐	☐
	1c. Kenneth D. Denman		☐	☐	☐	3. Advisory Approval of the Company’s Executive Compensation.		☐	☐	☐

	1d. Ayanna M. Howard		☐	☐	☐	4. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Provide for the Exculpation of Certain Officers.		☐	☐	☐
	1e. Clayton M. Jones		☐	☐	☐

	1f. Judy C. Lewent		☐	☐	☐

	1g. Gregory K. Mondre		☐	☐	☐

	1h. Joseph M. Tucci		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.ProxyVote.com.

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D97787-P87707

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Virtual Annual Meeting of Shareholders, to be held on Tuesday, May 14, 2024 at 9:30 a.m. Central Time

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Jason J. Winkler, James A. Niewiara, Kristin L. Kruska, and Katherine A. Maher, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the shareholder(s) would be entitled to vote, at the Virtual Annual Meeting of Shareholders of Motorola Solutions, Inc. to be held on Tuesday, May 14, 2024 at 9:30 a.m. Central Time virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/MSI2024, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE

INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER PROPOSAL 1,

FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.